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EXHIBIT 10.28

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                           THIRD AMENDED AND RESTATED
                            LINE OF CREDIT AGREEMENT

                                     BETWEEN

                          AGREE LIMITED PARTNERSHIP AND
                            AGREE REALTY CORPORATION

                                       AND

                    LASALLE BANK MIDWEST NATIONAL ASSOCIATION
                    INDIVIDUALLY AND AS AGENT FOR THE LENDERS

                                       AND
                                  TOGETHER WITH

                                FIFTH THIRD BANK
                                     LENDERS

                          DATED AS OF NOVEMBER 27, 2006

                                 $50,000,000.00

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                           THIRD AMENDED AND RESTATED
                            LINE OF CREDIT AGREEMENT

     THIS THIRD AMENDED AND RESTATED LINE OF CREDIT AGREEMENT ("Agreement"), dated as of November 27, 2006, is made among AGREE LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), AGREE REALTY CORPORATION, a Maryland corporation (the "Company"), and LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association (formerly known as Standard Federal Bank, N.A.), individually and as Agent for the Lenders ("Agent"), and together with FIFTH THIRD BANK, a Michigan banking corporation ("Fifth Third") as Lenders.

                                    RECITALS

     Borrower, the Company, Agent and Bank One, N.A. have been parties to a Second Amended and Restated Line of Credit Agreement dated as of November 3, 2006 (the "Line of Credit Agreement"). Lenders, Borrower and Company wish to make certain technical amendments and clarifications to the Line of Credit Agreement.

     NOW, THEREFORE, in consideration of their mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     Borrower and Company acknowledge and admit that the Obligations under the Line of Credit Agreement dated November 3, 2006, are in full force and effect in accordance with their terms and neither the Borrower or Company have any defenses, setoffs or counter-claims with respect thereto or with respect to the existing Line of Credit Agreement ("Prior Agreement"). Further, as of the date hereof, Borrower and Company acknowledge that the outstanding Advances under the Prior Agreement are in the amount of $____________ with interest paid to _____________ 30, 2006 and that there are no defenses, setoffs or counter-claims with respect to such Advances.

SECTION 1. DEFINITIONS.

     DEFINITIONS. The following terms shall have the following meanings unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

     "ADJUSTED FUNDS FROM OPERATION" means, for the period for which it is to be determined, the operating income of Borrower and the Company for such period, less operating expenses of Borrower and the Company for such period, determined in accordance with GAAP, calculated on a basis consistent with the definitions of Net Operating Income and Operating Expenses herein; but including in operating expenses all general and administrative expenses, and excluding operating income and expenses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations, (iii) extraordinary items,
(iv) net income of a Subsidiary that is unavailable to Borrower or the Company,
(iv) net income not readily convertible into Dollars or remittable to the United States, and (v) net income from corporations, partnerships, associations, joint ventures or other entities in which Borrower or the Company or a Subsidiary has a minority interest or in which Borrower or the Company does not have control,


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except to the extent actually received. For the purpose of this definition,
"control" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "ADJUSTED NET WORTH" means Borrower's and Company's total assets (excluding intangible assets) less total liabilities, determined in accordance with GAAP.

     "ADVANCE" means each advance and readvance of the principal amount of the Loan.

     "AFFILIATE" means, with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries of such specified Person.

     "AGENT" means Agent or any successor Agent appointed pursuant to Section 8.

     "AGREEMENT" means this Second Amended and Restated Line of Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

     "ANNUAL OPERATING BUDGET" has the meaning provided in Section 5.1.

     "APPLICABLE LAWS" means all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower or any Property, or the use thereof including, but not limited to, all laws regarding the operation of the Properties, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity) and Title VIII of the Civil Rights Act of 1968, as amended by the Housing and Community Developmental Act of 1974.

     "ASSET DISPOSITION" shall mean the sale, lease, assignment or other transfer for value (each a "Disposition") by the Borrower or Company to any Person (other than the Borrower or Company) of any asset or right of the Borrower or Company (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to the Borrower or Company) condemnation, confiscation, requisition, seizure or taking thereof), other than
(a) the Disposition of any asset which is to be replaced, and is in fact replaced, within thirty (30) days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business.

     "AVAILABLE LOAN AMOUNT" means $50,000,000, as the same may be subsequently increased pursuant to Section 5.13, but in no event to exceed the Borrowing Base.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

     "BASE RATE" means, at any particular date, the Prime Rate minus 0.75%


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     "BASE RATE MARGIN" has the meaning assigned to such term in Section 2.6.

     "BASE RATE PORTION" means the portion of the Loan made and/or being maintained at a rate of interest based upon the Base Rate.

     "BORROWER" has the meaning assigned to such term in the first paragraph of this Agreement.

     "BORROWING BASE" shall mean an amount equal to the lesser of (i) 60% of the Capital Value of the Borrowing Base Properties and (ii) the Pro-Forma Debt Amount.

     "BORROWING BASE CERTIFICATE" means a certificate in form attached as Exhibit A.

     "BORROWING BASE COVENANT" is defined in section 5.13, below.

     "BORROWING BASE PROPERTY" means each Property that is designated by Borrower in a Borrowing Base Certificate to be part of the Borrowing Base.

     "BUSINESS DAY" means (i) for all purposes other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which shall be in Detroit, Michigan and Chicago, Illinois a legal holiday or a day on which Agent, any Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank LIBOR market.

     "CAP RATE" means 7.5% as to any Property that is 100% occupied by Walgreen's and 8.5% as to any other Property, provided however, that Agent may increase such Cap Rates at any time to reflect changes in market conditions, and the Required Lenders may decrease such Cap Rates at any time to reflect changes in market conditions.

     "CAPITAL VALUE" means, as of any date, the Net Operating Income from each Property for the most recently ended twelve (12) month period divided by the appropriate Cap Rate.

     "CAPITALIZED LEASE" as to any Person means (i) any lease of property, real or personal, the Obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

     "CAPITALIZED LEASE OBLIGATIONS" as to any Person means all obligations of such Person under or in respect of Capitalized Leases.

     "CLOSING DATE" means the date of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.


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     "COMMITMENT" means the commitment of each Lender to make its Pro Rata Share of Advances pursuant to Section 2.1(a), up to the amount set forth below the signature of each Lender on the signature page of this Agreement.

     "CONSOLIDATED TANGIBLE NET WORTH" means the sum of (i) total stockholders equity of Borrower and the Company on a consolidated basis, less intangible assets, determined in accordance with GAAP as of the end of each fiscal quarter of Borrower and the Company.

     "COMPANY" means Agree Realty Corporation, a Maryland corporation, the sole general partner of Borrower.

     "CONTINGENT OBLIGATION" as to any Person means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases) dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "CONTROL" means in (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case,
(c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."


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     "DEBT SERVICE COVERAGE RATIO" means for the period for which it is to be determined, the ratio of (a) EBITDA to (b) Total Debt Service, calculated on an annual basis as of December 31 of each year.

     "DEFAULT" means any event, act or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

     "DEFAULT RATE" means the rate per annum determined by adding 4% to the Effective Base Rate.

     "DEPRECIATION" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrower's financial statements and determined in accordance with GAAP.

     "DISTRIBUTION" means any dividends (other than dividends payable solely in common stock), distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock) general or limited partnership interest, or the setting aside of any funds for the foregoing.

     "DOLLARS" and the symbol "$" each mean the lawful money of the United States of America.

     "DRAW PERIOD" shall mean the period commencing on the date hereof and expiring on the date which is thirty-six (36) months after the date hereof.

     "EBITDA" shall mean for any period, (a) the sum for such period of: (i) Net Income, plus, (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus
(vi) all other non-cash charges.

     "EFFECTIVE BASE RATE" means the Base Rate plus the Base Rate Margin as from time to time is in effect.

     "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

     "ERISA CONTROLLED GROUP" means any corporation or entity or trade or business or person that is a member of any group described in Section 414(b),
(c), (m) or (o) of the Code of which Borrower or the Company is a member.

     "EVENT OF DEFAULT" has have the meaning assigned to such term in Section 7.


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     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve
System as constituted from time to time, or any successor thereto in function.

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

     "FUNDING COSTS" means all amounts payable in respect of any Lender or Participant pursuant to Section 2.16.

     "FUNDS FROM OPERATIONS" means consolidated net income (loss) of Borrower and the Company calculated in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales (or adjustments to basis of properties or other assets), plus non-cash charges (primarily depreciation and amortization), and after adjustments for unconsolidated partnerships and joint ventures, which adjustments shall be calculated on the same basis.

     "FURNISHED INFORMATION" has the meaning assigned to such terms in Section 4.15.

     "GAAP" means United States generally accepted accounting principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 5.1.

     "GUARANTOR" means Agree Realty Corporation, a Maryland corporation, the sole general partner of Borrower.

     "GUARANTY" means the Guaranty from the Company to Lenders dated the Closing Date, and any amendment or supplement thereto or any restatement thereof

     "INDEBTEDNESS" of any Person including Borrower shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (vii) all indebtedness and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet,
(viii) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (ix) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, and (x) all indebtedness, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest.

     "INDEMNITEE" has the meaning assigned to such term in Section 9.1(c).


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     "INTEREST CHARGES" shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements.

     "INTEREST PERIOD" has the meaning assigned to such term in Section 2.7.

     "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "LENDERS" means Agent and Fifth Third and their respective successors and assigns as permitted hereunder, each of which is referred to as a Lender, or any New Lender pursuant to Section 2.25.

     "LEVERAGE" means the ratio of (i) Indebtedness owed by Borrower and Guarantor, minus Indebtedness owed to limited partners of Borrower, to (ii) the Capital Value of Borrower's Properties.

     "LIBOR ADVANCE" means the principal amount of any portion of any Advance or other Indebtedness bearing interest at the LIBOR Rate.

     "LIBOR MARGIN" has the meaning assigned to such term in Section 2.6.

     "LIBOR PORTION" means each portion of the Loan made and/or being maintained at a rate of interest calculated by reference to the LIBOR Rate for the same Interest Period.

     "LIBOR RATE" shall mean, with respect to any Interest Period, the quotient of: (i) the Base LIBOR Rate applicable to that Interest Period, divided by (ii) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to the Interest Period. "Base LIBOR Rate" shall mean, with respect to an Interest Period, LIBOR as of 11:00 a.m. two (2) London Business Days prior to the first day of such Interest Period. "LIBOR" shall mean, with respect to an Interest Period, the British Bankers' Association ("BBA") interest settlement rate based on an average of rates quoted by BBA designated banks as being, in BBA's view, the offered rate at which deposits in U.S. Dollars are being quoted to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) London Business Days prior to the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to the outstanding LIBOR Portion, as such rates are determined by Agent and displayed on the page designated "LIBO" on the Reuter Monitor System or such other display on the Reuter Monitor System as shall display LIBOR. "Reserve Requirement" shall mean, with respect to an Interest Period, the daily average during such Interest Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) which may be imposed on Standard Federal under Regulation D of the Board of Governors of the Federal Reserve System on Eurocurrency liabilities. "London Business Day" shall mean a day on which the main office of


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Agent is open for business and dealings in dollar deposits are carried out in the London interbank market and on which banks, generally, in New York, New York are open for business.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

     "LOAN" means in the aggregate, the Advances made to Borrower under this Agreement and the Notes pursuant to the terms hereof, the aggregate principal amount of which shall not exceed the Maximum Loan Amount.

     "LOAN DOCUMENTS" means this Agreement, the Notes and the Guaranty.

     "LOAN PORTION" shall mean each Base Rate Portion and each LIBOR Portion of the Loan.

     "MARGIN STOCK" has the meaning assigned to such term in Regulation U and Regulation G of the Federal Reserve Board.

     "MATERIAL ADVERSE EFFECT" means any condition which causes or continues the occurrence of an Event of Default or has a material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of Borrower or the Company, individually or taken as a whole, or (ii) the ability of Borrower or the Company to perform, or of Agent, any Lender, or any Participant to enforce, any of the Obligations.

     "MATURITY DATE" shall mean the date that is three years after the Termination Date or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

     "MAXIMUM LOAN AMOUNT" means $50,000,000, as such amount shall be reduced pursuant to Section 2.10 or increased pursuant to Section 2.25 or otherwise reduced pursuant to the terms and conditions of this Agreement.

     "MAXIMUM LEGAL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MOODYS" means Moody's Corporation.

     "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.


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     "NET INCOME" shall mean, with respect to the Borrower for any period, the net income (or loss) of the Borrower and Company for such period as determined in accordance with GAAP, excluding any gains from Asset Dispositions, and extraordinary gains and any gains from discontinued operations.

     "NET OPERATING INCOME" means, with respect to any Borrowing Base Property, the gross income derived from the operation of such Property calculated on a trailing twelve-month basis, less Operating Expenses attributable to such Property calculated on a trailing twelve-month basis, accounted for on an accrual basis, in accordance with GAAP, including any rent loss or business interruption insurance proceeds, and water and sewer charges, which are actually received and Operating Expenses actually paid or payable on an accrual basis attributable to such Property as set forth on operating statements satisfactory to Agent. Notwithstanding the foregoing, Net Operating Income shall not include
(i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Property for which it is to be determined, (iii) amounts received from tenants as security deposits, (iv) amounts received from Affiliates of Borrower or the Company, which amounts do not represent pass-through rent payments received from bona-fide third party tenants, (v) interest income, and (vi) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than Borrower or the Company or its agents or representatives.

     "NON-USE FEE" has the meaning assigned to such term in Section 2.14.

     "NON-USE FEE DUE DATE" shall mean the date which is five (5) business days after the date Agent has furnished Borrower with an invoice showing the amount of the Non-Use Fee and a calculation of the same.

     "NOTE" has the meaning assigned to such term in Section 2.5.

     "NOTICE OF BORROWING" has the meaning assigned to such term in Section 2.3.

     "NOTICE OF CONVERSION OR CONTINUATION" has the meaning assigned to such term in Section 2.8(b).

     "OBLIGATIONS" shall mean all payment, performance and other Obligations, liabilities and Indebtedness of every nature of Borrower from time to time owing to Agent and Lenders under or in connection with this Agreement or any other Loan Document, including, without limitation, all sums which now or hereafter become due to Agent on account of any Rate Management Transaction (hereafter defined). For the purposes hereof, "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among Borrower and Agent or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodities swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross currency rate swap transaction, currency option, or any other similar transaction or any combination thereof, whether linked to one or


                                       10

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more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "OFFICIAL BODY" means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "OPERATING EXPENSES" means with respect to any Property, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses to be paid or payable, as determined in accordance with GAAP, by Borrower or the Company during that period in connection with the operation of such Property for which it is to be determined, including without limitation:

          (i) expenses for cleaning, repair, maintenance, decoration and painting of such Property (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

          (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower and the Company's on-site personnel, engaged in the repair, operation and maintenance of such Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower;

          (iii) actual management fees, if any, together with any allocated management fees or similar fees received from tenants or other parties. Such fees shall include all fees for management services whether such services are performed at such Property or off-site;

          (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

          (v) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, the Company pursuant to any leases which are in effect for such Property at the commencement of that period as such costs are recognized in accordance with GAAP, but on no less than a straight line basis over the remaining term of the respective Lease, exclusive of any renewal or extension or similar options;

          (vi) rent, liability, casualty and fidelity insurance premiums;

          (vii) legal, accounting and other professional fees and expenses;

          (viii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

          (ix) real estate and other taxes;

          (x) advertising and other marketing costs and expenses;


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          (xi) casualty losses to the extent not reimbursed by a third party;

          (xii) any ground lease payments; and

          (xiii) all amounts that should be reserved, as reasonably determined by Borrower and the Company with approval by Agent in its reasonable discretion, for repair or maintenance of the Property and to maintain the value of the Property.

     Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense; (ii) interest, principal, fees, costs and expense reimbursements of Agent in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; or (iii) any expenditure (other than leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP.

     "PARTICIPANT" has the meaning assigned to such term in Section 8.

     "PARTNERSHIP UNIT" means a "Partnership Unit" of Borrower as defined in the First Amended and Restated Agreement of Limited Partnership of Borrower dated April 22, 1994.

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "PERMITTED LIENS" has the meaning assigned to such term in Section 6.1.

     "PERSON" means and includes any individual, partnership, joint venture, firm, corporation, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

     "PLAN" means any employee benefit plan covered by Title IV of ERISA or which is subject to Section 412 of the Code or Section 302 of ERISA, for which Borrower, Guarantor or any member of Borrower's or Guarantor's ERISA Controlled Group has or may have any obligation or liability, whether direct or indirect.

     "PRIME RATE" means the interest rate announced from time to time by Agent as its then prime rate, which rate is not necessarily the lowest rate then being charged to commercial borrowers by Agent or the rate being charged to any other borrower.

     "PRO-FORMA DEBT AMOUNT" means the assumed principal amount of indebtedness that would result from applying a 1.5:1.0 debt service coverage requirement to the Net Operating Income of the Borrowing Base Properties.

     "PRO-FORMA LOAN DEBT SERVICE" means total annual debt service payable on the Loan, assuming an outstanding principal amount equal to the Available Loan Amount, a principal amortization term of twenty-five (25) years, and an interest rate equal to the 10-year U.S. Treasury Rate plus 1.75%.

     "PROPERTY AND PROPERTIES" means a commercial real estate property that is
(i) owned by Borrower, (ii) unencumbered by any Lien; and (iii) of which at least 75% of the rentable space is occupied by a tenant or tenants under written leases.

     "PRO RATA SHARE" means with respect to the Commitment of a Lender (including the making or repayment of the Loan or the payment of fees to Lenders pursuant to Section 2.14(a), (b) and (c)), the percentage obtained by dividing the Commitment of such Lender by the total Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Section 8, or increases or decreases pursuant to Section 2.25.

     "REGULATION D" means Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

     "RENTS" means all cash, securities, if any, or other cash equivalents, if any, deposited to secure the performance by the lessees of their Obligations under the leases and other agreements effecting the use, occupancy or enjoyment of the Properties, together with all income; rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) and all pass-throughs and tenant's required contributions for taxes, maintenance and utility costs, tenant improvements, leasing commissions, capital expenditures and other items, from the Properties and all proceeds from the sale, termination or other disposition of said leases.

     "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

     "REQUIRED LENDERS" means Lenders whose aggregate Commitments equals or exceeds 66-2/3% of the aggregate Commitments, excluding from both the numerator and denominator, however, any Lender then in default for a continuous period greater than ten (10) Business Days of any obligation for the payment of money to the Agent in respect of its Pro Rata Share of an Advance or other expense or liability for which the Agent has in writing requested reimbursement or indemnification and which the Lenders have agreed to pay by the respective terms, and within the respective meanings, of this Agreement.

     "S&P" means Standard & Poor's Corporation.

     "SOLVENT" as to any Person means that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such Contingent Liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. A list of the Subsidiaries of Borrower are set forth on Schedule 2 hereto.

     "TERMINATION DATE" means the date on which the Draw Period expires.

     "TERMINATION EVENT" means (i) a Reportable Event, or (ii) the initiation of any action by Borrower or the Company, any member of Borrower, the Company, any ERISA Controlled Group or any other person to terminate a Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, in either case, which would result in liability to Borrower, the Company, or any of their ERISA Controlled Group in excess of $100,000, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) any partial or total withdrawal from a Multiemployer Plan which in either case, which would result in liability to Borrower, the Company, or any of their ERISA Controlled Groups in excess of $100,000, or (v) the taking of any action that would require security to the Plan under Section 401(a)(29) of the Code.

     "TOTAL DEBT SERVICE" means for the period for which it is to be determined, the amount of interest and regularly scheduled principal payments payable during such period in respect of Indebtedness of Borrower and the Company, taking into account any interest rate swap, cap or other interest rate management agreement; provided that the entity providing such interest rate management agreement maintains a credit rating by S&P of equal to or exceeding "A" or the equivalent rating by Moodys.

     "TOTAL FACILITY FUNDED DEBT" means, as of any date, the aggregate outstanding principal balance of the Loan and of the $5,000,000 loan from Agent to Borrower as evidenced by Amended and Restated Promissory Note (Line of Credit) dated September 21, 1995, and by any and all amendments, restatements, replacements, renewals, or extensions thereof.

     "TOTAL INTEREST BEARING FUNDED DEBT" means, as of any date, the outstanding principal amount of interest bearing Indebtedness for borrowed money of Borrower and the Company.

     "TOTAL INTEREST EXPENSE" means, for the period for which it is to be determined, the aggregate of all interest paid or payable by Borrower and the Company with respect to Indebtedness, as determined in accordance with GAAP, taking into account any interest rate swap, cap or other interest rate management agreement; provided that the entity providing such interest rate management agreement maintains a credit rating by S&P of equal to or exceeding "A" or the equivalent rating by Moodys.

     "TOTAL MARKET CAPITAL" means, as of any date, the sum of (i) Total Interest Bearing Funded Debt, and (ii) the product of the market value per share of the common stock of the Company calculated on the basis of the closing quotation published in the section entitled "New York Stock Exchange Composite Transactions" in The Wall Street Journal published in New York, New York on the date such calculation is made, times the total number of shares of the common stock of the Company issued and outstanding ("Company Share Price") and (iii) the product of the Company Share Price times the total number of issued and outstanding Partnership Units.

     "TRANSACTIONS" means each of the transactions contemplated by the Loan Documents.

     "TRANSACTION COSTS" means all costs and expenses paid or payable by Borrower relating to the Transactions including, without limitation, the costs and expenses of Agent in conducting its due diligence with respect to the Transactions, financing fees, commitment fees, advisory fees, appraisal fees, legal fees, accounting fees, title insurance premiums, recording charges and taxes, whether directly or as reimbursement to Agent.

     "TREASURY RATE" means a per annum rate, expressed as a decimal truncated to the nearest one one-hundredth of a percent, determined by Agent on the date of calculation (provided, however, if such date is not a Business Day, then on the next succeeding Business Day) for the current U.S. Treasury with a maturity date most closely approximating the date which is 10 years from such date of calculation. The Treasury Yield shall be determined conclusively (in the absence of manifest error) by Agent's reference to the weekly statistical release designated as the "H.15 (519)" or any successor publications published by the Board of Governors of the Federal Reserve System, or any successor agency.

     "UNFUNDED BENEFIT LIABILITIES" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

SECTION 2. AMOUNT AND TERMS OF LINE OF CREDIT LOAN.

     SECTION 2.1 ADVANCES.

     (a) Subject to and upon the terms and conditions herein set forth, each of the Lenders agrees, at any time and from time to time on and after the Closing Date and prior to the Termination Date, to make its Pro Rata Share of Advances to Borrower, but in no event to exceed each Lender's respective Commitment.

     (b) The total amount of Advances outstanding at any time shall not exceed the Borrowing Base.

     (c) Subject to the other provisions of this Agreement, including, without limitation, Section 2.10, 2.11, 2.16 and 2.19, amounts borrowed under this
Section 2.1 may be repaid and reborrowed prior to the Termination Date. All outstanding Advances shall mature on the Termination Date, without further action on the part of Lenders

     (d) Each Base Rate Advance shall be in the minimum amount of One Hundred Thousand Dollars ($100,000) and each LIBOR Advance shall be in the minimum amount of One Million Dollars ($1,000,000). No Advances shall be made after the Termination Date. There shall be no more than five Loan Portions outstanding at any time prior to the Termination Date, and there shall be only one Loan Portion outstanding at any time thereafter.

     (e) Advances shall not be made more often than twice monthly.

     (f) The aggregate principal amount of the Loan at any time outstanding shall not exceed the Available Loan Amount at such time.

     (g) The obligations of the Lenders to make their Pro Rata Share of each Advance of the Loan is several and not joint. No Lender shall be liable for the failure of any other Lender to fund its Pro Rata Share of any Advance hereunder.

     (h) The Termination Date may be extended by Borrower by two (2) successive one (1) year periods (i.e., to November 5, 2010 and to November 5, 2011), subject to the following conditions:

          (i) No Event of Default has occurred and is continuing;

          (ii) Borrower has given written notice to Agent of its election to extend the Termination Date at least one (1) month prior to the Termination Date; and

          (iii) Concurrently with the written notice under (ii), above, Borrower has paid to Agent an extension fee for each one year extension of $62,500 for the pro-rata benefit of the Lenders.

     SECTION 2.2 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for general business purposes of Borrower consistent with the "Business Objectives and Strategies" set forth in the Prospectus of Agree Realty Corporation dated April 15, 1994; provided, however, that Borrower shall not use any loan proceeds to invest in any joint venture, partnership, corporation or other entity unless Borrower (i) acquires at least 50% of the ownership interest in such entity, and (ii) Borrower has control of such entity. For the purpose of this definition, "control" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     SECTION 2.3 NOTICE OF BORROWING. Whenever Borrower desires an Advance hereunder, it shall give Agent at Agent's office prior to 11:00 A.M., Detroit, Michigan time, at least one (1) Business Days' prior telex, facsimile, or telephonic notice (promptly confirmed in writing) of each Base Rate Advance and at least three (3) Business Day's prior telex, facsimile or telephonic notice (promptly confirmed in writing) of each LIBOR Advance. Each such notice (a "Notice of Borrowing") (a) if a request for LIBOR Advance, shall be irrevocable,
(b) shall be executed by the Company as general partner of Borrower, (c) shall specify (i) the aggregate principal amount of the requested Advance, (ii) the date of borrowing (which shall be a Business Day), (iii) if a request for LIBOR Advance, the initial Interest Period to be applicable thereto, (d) shall certify that, taking into account the amount of the requested Advance, no Default or Event of Default has occurred and is continuing, and that all provisions of the Loan Documents will be complied with after giving effect to such Advance, (e) shall be in the form annexed hereto as Exhibit "A-1", and (f) shall be accompanied by an Advance Worksheet in the form attached hereto as Exhibit "A-2".

     SECTION 2.4 DISBURSEMENT OF FUNDS. On the date specified in each Notice of Borrowing, provided all conditions precedent to the making of such Advance have been complied with, and further provided that Agent has received, in immediately available federal funds, each Lender's Pro Rata Share of such Advance, Agent will make available to Borrower by disbursing to or at the direction of Borrower, or by depositing in Borrower's account at Agent's office, the amount of the requested Advance.

     SECTION 2.5 THE NOTES. (a) Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by (i) the promissory notes in favor of each Lender (as amended, modified, supplemented, extended or consolidated, "Notes") duly executed and delivered by Borrower substantially in the form of Exhibit "B" with blanks in each Note appropriately completed in conformity herewith, in the aggregate principal amount of the Maximum Loan Amount, dated the Closing Date, and maturing on the Maturity Date. A separate Note shall be payable to the order of each Lender, and shall be in the principal amount of the applicable Lender's Commitment.

     (b) Agent is hereby authorized to record the date and amount of each Advance and the Pro Rata Share thereof of each Lender, and the date and amount of each principal and interest payments in its books and records. Such books and records shall be conclusive and binding on Borrower absent manifest error.

     SECTION 2.6 INTEREST. (a) Borrower shall pay interest in respect of the unpaid principal amount of each Base Rate Portion from the date of the making of such Base Rate Portion until such Base Rate Portion shall be paid in full, or converted to a LIBOR Portion, at a rate per annum which shall be equal to the sum of the applicable Base Rate Margin set forth below and the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes. Borrower shall pay interest in respect of the unpaid principal amount of each LIBOR Portion from the date of the making of such LIBOR Portion until such LIBOR Portion shall be paid in full, continued as a LIBOR Portion or converted to a Base Rate Portion, at a rate per annum which shall be equal to the sum of the applicable LIBOR Margin set forth below and the relevant LIBOR Rate. The Base Rate and the LIBOR Margin shall be adjusted quarterly on each April 1, July 1, October 1 and January 1 based upon Borrower's Debt Service Coverage Ratio and Leverage, as set forth below, as determined by Agent from the most recently delivered quarterly financial statements to be delivered by Borrower to Agent, pursuant to Section 5.1 for Borrower's fiscal quarters ending December 31, March 31, June 30 and September 30, respectively, as applicable. If the financial statements and projections are not delivered to Agent by the dates set forth in
Section 5.1, the highest Base Rate Margin and LIBOR Margin shall be in effect until such financial statements and projections are delivered to Agent.

BASE RATE MARGINS AND LIBOR MARGINS

                          less than 60% and   less than 50% and
                           greater than or     greater  than or
LEVERAGE            60%      equal to 50%        equal to 40%     less than 40%
--------           ----   -----------------   -----------------   -------------
LIBOR MARGIN       1.50%        1.35%               1.15%             1.00%
BASE RATE MARGIN      0%           0%                  0%                0%

     (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate. In addition, Borrower shall pay a late payment charge equal to five (5%) percent of the amount of any payment which is not received by Agent within ten (10) days after the date such payment is due.

     (c) Interest on the Loan shall accrue from and including the date of each Advance thereof to but excluding the date of any repayment thereof (provided that any Advance borrowed and repaid on the same day shall accrue one day's interest) and Borrower shall pay such interest (i) in respect of each Base Rate Portion, (A) monthly in arrears on the first day of each month, (B) on the Maturity Date (whether by acceleration or otherwise) and (C) after the Maturity Date, on demand, and (ii) in respect of each LIBOR Portion, (A) at the end of each Interest Period, but if the Interest Period is longer than three (3) months, then at the end of each quarter, (B) on the date of any prepayment (on the amount prepaid), (C) on the Maturity Date (whether by acceleration or otherwise), and (D) after the Maturity Date, on demand.

     (d) Interest on the outstanding principal balance of Base Rate Portions shall be calculated on the basis of an actual 365 or 366 day year. Interest on the outstanding principal balance of LIBOR Portions shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

     (e) This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder, and at the option of Agent upon notice to Borrower, the Obligations shall become immediately due and payable. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal

Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     SECTION 2.7 INTEREST PERIODS. (a) Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a LIBOR Portion, select the interest period (each an "Interest Period") applicable to such LIBOR Portion, which Interest Period shall, at the option of Borrower, be either a one month, two-month, three-month, six-month or twelve-month period, provided that:

          (i) the initial Interest Period for any LIBOR Portion shall commence on the date of the making of such Advance (including the date of any conversion from a Base Rate Portion) and each Interest Period occurring thereafter in respect of such Portion shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

          (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) no Interest Period in respect of any LIBOR Portion outstanding prior to the Termination Date shall extend beyond the Termination Date, and no LIBOR Portion shall extend beyond the Maturity Date.

     (b) If upon the expiration of any Interest Period, Borrower has failed to elect or confirm a new Interest Period pursuant to Section 2.8, Borrower shall be deemed to have elected to convert such LIBOR Portion into a Base Rate Portion, effective as of the expiration date of such current Interest Period.

     SECTION 2.8 CONVERSION OR CONTINUATION. (a) Subject to the other provisions of this Agreement, Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Portions to LIBOR Portions, (ii) to convert all or any part of the outstanding LIBOR Portions to Base Rate Portions, on the expiration of the Interest Period applicable thereto (or prior to such expiration date, provided Borrower pays Funding Costs in connection therewith pursuant to Section 2.16), or (iii) to continue all or any part of the outstanding LIBOR Portions as LIBOR Portions for an additional Interest Period, on the expiration of the Interest Period applicable thereto (or prior to such expiration date, provided Borrower pays Funding Costs in connection therewith pursuant to Section 2.16); provided that no Loan Portion may be continued as, or converted into, a LIBOR Portion when any Default with respect to the payment of money or any Event of Default has occurred and is continuing. In the event LIBOR Portions are not available pursuant to Section 2.15, Borrower shall be deemed to have elected to convert such LIBOR Portions into Base Rate Portions, and if such conversion occurs prior to the expiration date of the applicable Interest Period, Borrower shall also pay all Funding Costs and other costs, expenses and losses in connection therewith pursuant to Section 2.16.

     (b) In order to elect to convert or continue a Loan Portion under this
Section 2.8, Borrower shall deliver an irrevocable notice thereof in the form annexed hereto as Exhibit "C" (a "Notice of Conversion or Continuation") to Agent no later than 11:00 A.M., Detroit, Michigan time, (which notice may be by facsimile transmission provided that an original is delivered prior to the close of business on the immediately succeeding Business Day) three (3) Business Days prior to the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a LIBOR Portion. A Notice of Conversion or Continuation shall specify (i) the requested conversion or continuation date (which shall be a Business Day), (ii) the amount and type of the Loan Portion to be converted or continued, (iii) whether a conversion or continuation is requested, (iv) in the case of a conversion to, or a continuation of, a LIBOR Portion, the requested Interest Period.

     SECTION 2.9 PRINCIPAL AMORTIZATION. [Deleted].

     SECTION 2.10 VOLUNTARY PREPAYMENTS; TERMINATION. (a) Borrower shall have the right to repay amounts borrowed pursuant to Section 2.1 from time to time on the following terms and conditions: (a) Borrower shall give Agent written notice in the form attached hereto as Exhibit "A-3" (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to repay amounts outstanding under the Loan, at least one (1) Business Day prior to a repayment of LIBOR Portions and Base Rate Portions, which notice shall specify the amount of such payment and what Loan Portions are to be paid and, in the case of LIBOR Portions, the specific Advance pursuant to which made, (b) payments of LIBOR Portions made pursuant to this Section on a date other than the last day of the Interest Period applicable thereto shall be accompanied by payment of any Funding Costs resulting from such early payment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

     (b) Upon at least three (3) Business Days prior irrevocable written notice to Agent, Borrower shall have the right to terminate the Loan and this Agreement and reduce the Maximum Loan Amount to zero; provided that Borrower, on the date specified in such notice, pays to Agent the entire outstanding principal balance of the Loan, together with all interest accrued and unpaid thereon, all Funding Costs, and all other sums due under the Notes, this Agreement and the other Loan documents. Upon such termination, Lenders shall have no further obligation to make any Advances.

     SECTION 2.11 MANDATORY PREPAYMENTS. [Deleted].

     SECTION 2.12 APPLICATION OF PAYMENTS AND PREPAYMENTS. Unless specifically provided otherwise, all payments and prepayments of the Loan, whether voluntary or otherwise, shall be applied first, to unpaid fees, any reasonable out-of-pocket costs and expenses of Lenders arising as a result of such prepayment and any Funding Costs, second, to pay any accrued and unpaid interest then payable with respect to the Loan, third, to pay the outstanding principal amount of the Loan. Payments applied to the outstanding principal amount of the Loan shall be first applied to the Base Rate Portions of the Loan, and then to pay the LIBOR Portions of the Loan in the order of each portion's maturity.

     SECTION 2.13 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments, prepayments under this Agreement and the Notes shall be made to Agent not later than 12:00 noon, Detroit, Michigan time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Agent's office, and any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Each payment (including all prepayments on account of principal and interest on the Loan), to the extent received, shall constitute payment by Borrower to each Lender in the amount of such Lender's Pro Rata Share of such payment.

     (b) Except as expressly provided to the contrary in Section 2.7 hereof, whenever any payment to be made hereunder or under the Notes or other Loan Documents shall be stated to be due on a day which is not an Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     (c) All payments made by Borrower hereunder, under the Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-off or counterclaims.

     SECTION 2.14 FEES. (a) Borrower shall pay to Agent, for the pro rata benefit of the Lenders, a fee (the "Non-Use Fee"), computed at the per annum rate (based on an actual 365 day or 366 day year) set forth in the chart below on the average daily unfunded portion of the Maximum Loan Amount, from and including the Closing Date through and including the Termination Date, payable, in arrears, on (i) the later of Non-Use Fee Due Date or the first day of each calendar quarter beginning on January 1, 2007 through the Termination Date, and
(ii) on the Termination Date or such earlier date, if any, on which the Maximum Loan Amount shall terminate in accordance with the terms hereof. Each payment of the Non-Use Fee, to the extent received, shall constitute payment by Borrower to each Lender in the amount of such Lender's Pro Rata Share of the Non-Use Fee.

NON-USE FEE RATE

USAGE OF MAXIMUM LOAN AMOUNT   Greater than or equal to 50%   Less than 50%
----------------------------   ----------------------------   -------------
NON USE FEE RATE                          0.125%                  0.20%

     (b) On the Closing Date, Borrower shall pay to Agent for the pro-rata benefit of the Lenders a commitment fee of $250,000.

     (c) Borrower shall pay to Agent on the Closing Date and during the term of this Agreement an administrative fee as agreed to in writing by Agent and Borrower.

     SECTION 2.15 INTEREST RATE UNASCERTAINABLE INCREASED COSTS, ILLEGALITY. (a) In the event that Agent has determined or, with respect to any Lender or Participant, has been notified that (which determination or notice shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the LIBOR Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBOR Rate; or

          (ii) at any time, that the making or continuance by it of any LIBOR Portion has become unlawful in order for Agent, any Participant or Lender, in good faith, to comply with any Law, guideline, interpretation or application thereof by any Official Body charged with the administration or compliance with any request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any central bank or Official Body charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Agent shall, promptly after making such determination or receiving notice thereof from any Participant or Lender, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request LIBOR Portions shall be suspended, and any Notice of Borrowing, or Notice of Conversion or Continuation given by Borrower with respect to any borrowing of LIBOR Portions which has not yet been made shall be deemed cancelled and rescinded by Borrower, and (y) in the case of clause (ii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law.

     (b) In the case of any LIBOR Portion affected by the circumstances described in clause (a)(ii) above, Borrower shall, either (i) if any such LIBOR Portion has not yet been made but is then the subject of a Notice of Borrowing, a request or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such LIBOR Portion is then outstanding, require Agent to convert each such LIBOR Portion into a Base Rate Portion at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving Agent notice (by telephone promptly confirmed in writing) thereof within two (2) Business Days after Borrower was notified by Agent pursuant to clause (a) above.

     (c) In the event that Agent determines at any time following the giving of notice based on the conditions described in clause (a)(i) or (a)(ii) above that such conditions no longer exist, Agent shall promptly give notice thereof to Borrower, whereupon Borrower's right to request LIBOR Portions from Agent and Agent's and any Lender's obligation to make LIBOR Portions shall be automatically restored.

     SECTION 2.16 FUNDING COSTS. (a) If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

          (i) subjects any Lender or Participant to any tax or charge with respect to this Agreement, the Notes, the Loan, or payments by the Borrower of principal, interest, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Lender),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, any Lender or Participant, or

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender or Participant under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expenses (including loss of margin) upon any Lender or Participant with respect to this Agreement, the Notes, or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's or Participant's capital, taking into consideration such Lender's or Participant's customary policies with respect to capital adequacy) by an amount which such Lender or Participant in its sole discretion deems to be material ("Funding Costs"), such Lender or Participant may from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender or Participant (which determination shall be conclusive absent manifest error) to be necessary to compensate such Lender or Participant for such increase in cost, reduction of income or additional expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to the Agent for the account of such Lender within five (5) Business Days after such notice is given.

     (b) In addition to the compensation required by subsection (a) of this
Section 2.16, the Borrower shall indemnify each Lender or Participant against any loss or expense (including loss of margin, any loss incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender or Participant to fund or maintain a LIBOR Portion or a Base Rate Portion) which such Lender or Participant sustains or incurs as a consequence of any:

          (i) payment, prepayment, conversion or renewal of any LIBOR Portion on a day other than the last day of an Interest Period (whether or not such payment or prepayment is mandatory or automatic and whether or not such payment or prepayment is then due), or

          (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to the selection of a LIBOR Portion under Section 2.3 or prepayments under
     Section 2.10.

     If any Lender or Participant sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by such Lender or Participant (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender or Participant shall deem reasonable) to be necessary to indemnify such Lender or Participant for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Agent for the account of such Lender or Participant five (5) Business Days after such notice is given.

     SECTION 2.17 SUBSTITUTION OF COLLATERAL. [Deleted].

     SECTION 2.18 BREACH OF AVAILABLE BORROWING BASE COVENANT. [Deleted].

     SECTION 2.19 LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions hereof, until the Maturity Date, Agent agrees to issue or confirm Letters of Credit for the account of Borrower in such form as may from time to time be approved by Agent in favor of such beneficiaries as Borrower shall specify (the "Letters of Credit"); provided that the aggregate face amount of the Letters of Credit outstanding or requested, together with Letters of Credit paid but not reimbursed by Borrower to the extent not an outstanding Advance, shall at no time exceed Five Million and 00/100 Dollars ($5,000,000.00); provided, further, that the aggregate face amount of the Letters of Credit outstanding or requested, when added to the aggregate face amount of all other Letters of Credit outstanding and all amounts from time to time outstanding under the Loan together with Letters of Credit paid but not reimbursed by Borrower to the extent not an Advance, shall not exceed the Borrowing Base. Each Letter of Credit renewed or issued hereunder shall: (i) be denominated in United States Dollars; and (ii) expire on a date which is not more than twelve (12) months from its issuance and at least thirty (30) days' prior to the Loan Maturity Date.

     SECTION 2.20 REQUESTS FOR LETTERS OF CREDIT. Borrower may request issuance of a Letter of Credit from Agent by delivery to Agent of a request for Letter of Credit executed by an authorized officer of Borrower, subject to the following and to the remaining provisions hereof:

     (a) Each such request for a Letter of Credit shall set forth the information required on the request for Letter of Credit form provided by the Agent which form shall include:

          (i) The proposed date of issuance of the Letter of Credit, which must be a Business Day;

          (ii) The amount of the Letter of Credit;

          (iii) The beneficiary of the Letter of Credit;

          (iv) The conditions of the Letter of Credit;

          (v) The Expiration Date of the Letter of Credit.

     (b) Each such request for Letter of Credit shall be delivered to Agent three (3) Business Days prior to the proposed date of issuance of the Letter of Credit;

     (c) The face amount of the Letter of Credit requested plus the principal amount of all Advances then outstanding, plus the principal amount of all Advances requested but not yet funded, plus the aggregate undrawn portion of any previously issued Letters of Credit which shall still be outstanding as of the date of the request for Letter of Credit and the aggregate face amount of Letters of Credit requested but not yet issued and the amount of all Letters of Credit paid but not yet reimbursed by Borrower to the extent not an outstanding Advance shall not exceed the Borrowing Base;

     SECTION 2.21 REIMBURSEMENT OBLIGATIONS OF THE LENDERS. Upon issuance of a Letter of Credit by Agent, each Lender shall automatically acquire a risk participation interest in such Letter of Credit based upon its Pro Rata Share. If Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, Agent shall provide notice thereof to each Lender on the date such draft or demand is honored unless Borrower shall have satisfied its Reimbursement Obligation by payment to Agent on such date. Upon receipt of such notice, each Lender shall forthwith (but in any event, no later than 1:00 p.m. Detroit time on the Business Day of receipt of such notice if such Lender receives such notice by 10:00 a.m. Detroit time on such day; receipt of such notice after 10:00 a.m. Detroit time on any day shall be deemed to be received by 10:00 a.m. Detroit time on the following Business Day), make available to Agent at its principal office, immediately available funds in an amount equal to such Lender's Pro Rata Share of any amount paid or disbursed, or to be paid or disbursed, by Agent to settle its Obligations under any draft or other order, instrument or demand drawn or presented under any Letter of Credit.

     The obligation of each Lender to provide Agent with such Lender's Pro Rata Share of the amount of any payment or disbursement made or to be made by Agent to settle its Obligations under any item drawn or presented under any Letter of Credit in accordance with the provisions of the preceding paragraph shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against Agent, including without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that no Lender shall be obligated to reimburse Agent pursuant to the preceding provisions of this section for any wrongful payment or disbursement made or to be made by Agent under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Agent or any of its officers, employees or agents.

     SECTION 2.22 REIMBURSEMENT OBLIGATIONS OF BORROWER.

     (a) Borrower agrees to reimburse Agent for the total amount of any sums paid by Agent in connection with Letters of Credit, including any drawing or demand under Letters of Credit or any Advance made by Agent in respect of Letters of Credit, and the amount of any taxes, fees, charges or other costs or expenses whatsoever incurred by Agent in connection with any payment made by Agent under, or with respect to, such Letter of Credit (the "Reimbursement Obligation") as set forth in the application.

     (b) Payment by Agent of a draw under any Letter of Credit shall be deemed an Advance under the Loan in an amount sufficient to discharge Borrower's Reimbursement

Obligation with interest thereon as set forth in this Agreement as of the date of payment. To the extent that Borrower is not eligible for an Advance under the Loan, Borrower shall immediately pay and discharge the Reimbursement Obligation pursuant to the terms of the application and this Agreement.

     (c) Borrower's Reimbursement Obligations with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all Obligations of Borrower to the Lenders hereunder shall have been satisfied, and such Obligations shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrower:

          (i) Any lack of validity or enforceability of any Letter of Credit, application or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

          (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, if any, with respect to any of the Letter of Credit Documents;

          (iii) The existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions; and

          (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, however, that Borrower shall have no Reimbursement Obligation for any wrongful payment or disbursement made or to be made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Agent or any of its officers, employees or agents.

     No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Borrower against the Agent or any Lender.

     (d) Letter of Credit Fees. Borrower agrees to pay or reimburse Agent upon demand, for the account of each Lender, a letter of credit fee for the issuance of such Letter of Credit to be divided by the Lenders in accordance with their Pro Rata Shares equal to 1/4 of 1% multiplied by the face amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date upon which such Letter of Credit expires or is terminated, including all periods during which such Letter of Credit is renewed, and such other normal and customary fees, costs and expenses as are incurred or charged by Agent from time to time in issuing and effecting payment under or administering any Letter of Credit (including, without limitation, amendment fees and transfer fees, if any) and including a fee to be paid to

Agent for the prorata benefit of the Lenders for each Letter of Credit or renewal of 12.5 basis points.

     SECTION 2.23 INCREASE OF MAXIMUM LOAN AMOUNT

     (a) At any time and from time to time and provided that no Default or Event of Default has occurred, the Borrower may request (in consultation with the Agent) that the Maximum Loan Amount be increased, provided that, without the prior written consent of all of the Lenders, (a) the aggregate amount of the increases in the Commitment shall not exceed $25,000,000 for a total Maximum Loan Amount of $75,000,000 and (b) each such increase shall be in a minimum amount of $5,000,000 and additional increases shall be in integral multiples thereof. Such request shall be made in a written notice given to the Agent and the Lenders by the Borrower not less than forty five (45) Business Days prior to the proposed effective date of such increase, which notice (a "Commitment Increase Notice") shall specify the amount of the proposed increase in the Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportions that their respective Pro Rata Shares bear to the Commitment. No Lender shall have any obligation to increase its Pro Rata share pursuant to a Commitment Increase Notice. On or prior to the date that is thirty (30) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Agent a notice indicating the maximum amount of the increase it is willing to accept in connection with such Commitment Increase Notice (any such notice to the Agent being herein a "Lender Increase Notice"). Any Lender which does not submit a Lender Increase Notice to the Agent prior to the expiration of such thirty (30) Business Day period shall be deemed to have denied any increase in its participation. In the event that the aggregate increases set forth in the Lender Increase Notices exceeds the amount requested by the Borrower in the Commitment Increase Notice, the Agent shall have the right, in consultation with the Borrower, to allocate the amount of increases among the Lenders in their respective Pro Rata Share to reach the amount necessary to meet the Borrower's Commitment Increase Notice. In the event that the Lender Increase Notices in the aggregate are less than the amount requested by the Borrower, not later than thirty (30) Business Days prior to the proposed effective date the Borrower may notify the Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "Proposed New Lender") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be subject to the consent of the Agent (which consent shall not be unreasonably withheld). If the Borrower shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lenders' Pro Rate Share (the "Effective Commitment Amount") and the amount of the Maximum Loan Amount, which amount shall be effective on the following Business Day. If the existing Lenders are not willing to increase the Maximum Loan Amount and Borrower has not found any Proposed New Lenders and if Agent's affiliate, LaSalle Capital Markets, has not found any New Lenders, then the Maximum Loan Amount shall not be increased. Any increase in the Commitment shall be subject to the following conditions precedent: (A) the Borrower shall have obtained the consent thereto of the Guarantor and its reaffirmation of the Loan Document(s), if any, executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Agent, (B) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Maximum Loan Amount, all representations and warranties shall be true and correct in all material respects as though made on such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and no event shall have occurred and then be continuing which constitutes a Default or an Event of Default, (C) the Borrower, the Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Commitment" in support of such increase in the Maximum Loan Amount shall have executed and delivered a "Commitment and Acceptance" substantially in the form of EXHIBIT K to this Agreement, and (D) the Borrower and the Proposed New Lender(s) shall otherwise have executed and delivered such other instruments and documents as the Agent shall have reasonably requested evidencing such increase, including, for any Proposed New Lender, a Note, and such other documents as are necessary to accord such Proposed New Lender the status of a Lender hereunder. If any fee shall be charged by the Proposed New Lender(s) or Lender(s) that shall have agreed to provide a "Commitment" in support of such increase in the Maximum Loan Amount in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Agent to the Borrower. Upon satisfaction of the conditions precedent to any increase in the Maximum Loan Amount, the Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase in the Maximum Loan Amount that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and Obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

     (b) For purposes of this subparagraph (b), (i) the term "Buying Lender(s)" shall mean (A) each Lender the Pro Rata Share of which is greater than its Pro Rata Share prior to the effective date of any increase in the Maximum Loan Amount and (B) each Proposed New Lender that is allocated a Pro Rata Share in connection with any Commitment Increase Notice, and (ii) the term "Selling Lender(s)" shall mean each Lender whose Pro Rata Share of the Maximum Loan Amount is decreased from that in effect prior to such increase in the Maximum Loan Amount. Effective on the effective date of any increase in the Maximum Loan Amount pursuant to subparagraph (a) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Pro Rata Share in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender's share of the Advances outstanding shall equal such Selling Lender's Pro Rata Share (calculated based upon the new percentage) of the Advances outstanding. On the effective date of the increase in the Maximum Loan Amount pursuant to clause (a) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the Advances outstanding hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender's share of the Advances outstanding shall equal such Buying Lender's Pro Rata Share (calculated based upon the new percentage) of the Advances outstanding. Such amount shall be payable on the effective date of the increase in the Maximum Loan Amount by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the interests being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of such interests, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the Advances outstanding being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its purchase of a Pro Rata Share with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents.

     (c) If a Proposed New Lender becomes a Lender, then the effective date of any requested increase in the Maximum Loan Amount will be at the end of an Interest Period if the LIBOR Rate is in effect, so no Lender will suffer any loss due to prepayment of a LIBOR Advance unless Borrower reimburses the same."

     (d) To the extent there is any increase in the Maximum Loan Amount, Advances of any such increase shall be made pursuant to and subject to the terms and conditions of this Agreement which must be satisfied for any Advance hereunder, and all Projects submitted by Borrower for an Advance of the increased Maximum Loan Amount shall be subject to the approval of the Lenders as provided herein and any existing Loan Documents shall be amended as is reasonably required by Agent.

SECTION 3. CONDITIONS PRECEDENT.

     SECTION 3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of each Lender to make its Pro Rata Share of the initial Advance of the Loan on or after the Closing Date is subject to the satisfaction by Borrower and the Company on the Closing Date of the following conditions precedent:

     (a) Loan Documents.

          (i) Line of Credit Agreement. Borrower and the Company shall have executed and delivered this Agreement to Agent.

          (ii) The Notes. Borrower shall have executed and delivered to Agent the Notes in form set forth in Exhibit B hereto, appropriately completed.

          (iii) Guaranty. The Company shall have executed and delivered to Agent the Guaranty substantially in the form set forth as Exhibit "H" hereto, (as amended, restated, modified or supplemented from time to time, the "Guaranty").

          (iv) Letter Agreement. Borrower and Agents shall have entered into a letter agreement regarding administrative fees to be paid to Agent by Borrower, in form and substance acceptable to Agent.

          (v) Other Agreements. Borrower shall have executed and delivered to Agent such other agreements and documents in connection with the Loan as Agent may request in form and substance satisfactory to Agent and its counsel.

     (b) Opinions of Counsel.

     Agent shall have received legal opinions, dated the Closing Date, addressed to and for the benefit of the Lenders, from counsel to Borrower, and the Company, in form and substance satisfactory to Lenders that, among other things:
(i) this Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and the Company and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles;
(ii) that Borrower and the Company (if necessary) are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized, in which it is transacting business and where the Properties are located; (iii) the Loan does not violate any usury laws; and (iv) the Company qualifies as a real estate investment trust under Section 856 of the Code.

     (c) Organizational Documents. Agent shall have received evidence satisfactory to Agent that Borrower and Guarantor are duly organized and in good standing.

     (d) Certified Resolutions, etc. Agent shall have received a certificate of the secretary or assistant secretary of the Company and dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of the Company authorized to sign the applicable Loan Documents, (ii) the by-laws of the Company as in effect on the Closing Date, (iii) the resolutions of the Company's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by the Company, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

     (e) Lien Search Reports. Agent shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions by a search firm acceptable to Lender with respect to the Borrower (collectively, the "UCC Searches").

     (f) Financing Statements. [Deleted].

     (g) Financial Statements. Agent shall have received the (i) consolidated audited financial statements of Borrower and the Company for the most recently ended fiscal year of Borrower and the Company and the unaudited consolidated financial statements of Borrower and the Company for each fiscal quarter of Borrower and the Company ending since the end of such entity's most recent fiscal year and (ii) for each Properties, annual operating statements for Borrower's most recent fiscal year together with quarterly operating statements showing the most recently ended fiscal quarter and the fiscal year to date, and the Net Operating Income for the most recently completed 12 month period, current occupancy statements and the approved operating budget for the current fiscal year. Such financial statements shall be acceptable to Agent in its sole discretion, and each such statement shall be certified by the general partner of Borrower that, as of the Closing Date, there has been no material adverse change in the financial condition of any Properties, Borrower, or the Company since the date thereof.

     (h) Fees and Operating Expenses. Agent shall have received, for its account, all Transaction Costs, fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, without limitation, the costs of all environmental and real property appraisal reports required to be delivered hereunder, and the fees and expenses accrued through the Closing Date of counsel retained by Agent, and each Lender shall have received, for its account, the fee set forth in Section 2.14(b), and Agent shall have received the fee set forth in Section 2.14(c).

     (i) Consents, Licenses, Approvals, etc. Agent shall have received certified copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the Company, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions, and such consents, licenses and approvals shall be in full force and effect.

     (j) Representations and Warranties. Agent shall have received a certification by the Company, individually and as general partner of Borrower certifying that all of the representations and warranties contained in this Agreement and the other Loan Documents are true and correct with respect to each of the Properties and Borrower, and that there is no Default or Event of Default hereunder.

     (k) Certification as to Covenants. Agent shall have received a certification by the Company, individually and as general partner of Borrower together, with other evidence satisfactory to Agent that, as of the Closing Date, the financial covenants set forth in Section 5.13, 5.14, 5.15 and 5.16 are satisfied and that, as of the Closing Date and after giving effect to the Transaction to be consummated thereon, there is no Default or Event of Default hereunder.

     (l) Certification as to Applicable Laws. Agent shall have received such evidence as Agent shall deem necessary to establish (including, without limitation, a certification by the Company as general partner of Borrower certifying) that to Borrower's best knowledge, after due inquiry, each Properties is in compliance with all Applicable Laws relating to such Properties as of the Closing Date.

     (m) Additional Matters. Agent shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Agent, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent.

     SECTION 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES OF THE LOAN. The obligation of each Lender to make its Pro Rata Share of any Advance under the Loan (including the initial Advance made on or after the Closing Date) is subject to the satisfaction on the date such Advance is made of the following conditions precedent:

     (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Advance.

     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Advance.

     (c) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advances of Borrower's obligation to pay (or Agent's or any Agent's right to receive payment of) the Loan or the other Obligations or the consummation of the Transactions.

     (d) No Material Adverse Change. No event, act or condition shall have occurred after the Closing Date which, in the judgment of Agent has had or could have a Material Adverse Effect.

     (e) Notice of Borrowing. Agent shall have received a fully executed Notice of Borrowing or Notice of Conversion or Continuation, as the case may be, in respect of the Advance to be made on such date.

     (f) No Litigation. Except for matters identified on Schedule 5 (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Transactions or the Loan Documents, Borrower or the Company, or with respect to the Properties, that could, individually or in the aggregate, result in a Material Adverse Effect and matters identified on Schedule 5, individually or in the aggregate, do not result in a Material Adverse Effect.

     (g) Title Insurance Policies/Title Searches. [Deleted].

     (h) Payment of Taxes. Agent shall have received proof of payment of any required recording fees, mortgage recording taxes, documentary stamp taxes, intangibles taxes or other similar costs in connection with the making of such Advance.

     (i) Acquisition and Development of Properties. [Deleted].

     (j) Additional Matters. Agent shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Agent, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent.

     SECTION 3.3 ACCEPTANCE OF BORROWINGS. The acceptance by Borrower of the proceeds of each Advance shall constitute a representation and warranty by Borrower and the Company to Agent that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Advance and all of the terms and provisions of this Agreement have been satisfied.

     SECTION 3.4 SUFFICIENT COUNTERPARTS. All certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to Agent and shall be satisfactory in form and substance to Agent in its sole discretion (unless the form thereof is prescribed herein) and Borrower and the Company shall deliver sufficient counterparts of all such materials for distribution to Agent and each Lender.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

     In order to induce Agent to enter into this Agreement and to make the Loan, Borrower and the Company make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loan and each Advance:

     SECTION 4.1 CORPORATE/PARTNERSHIP STATUS. (a) Borrower, (i) is a duly organized and validly existing limited partnership, in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite partnership power and authority, to own its property and assets (including the Properties) and to transact the business in which it is engaged or presently proposes to engage (including this Transaction) and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign limited partnership, in every jurisdiction in which it owns or leases real property (including the Properties) or in which the nature of its business requires it to be so qualified;

     (b) the Company is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation; (i) has all requisite corporate power and authorities to own its property and assets and to transact the business in which it is engaged or presently proposes to engage (including this Transaction) and (ii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation, in every jurisdiction in which it owns or leases real property (including the Properties) or in which the nature of its business requires it to be so qualified.

     SECTION 4.2 CORPORATE/PARTNERSHIP POWER AND AUTHORITY. (a) Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action to authorize the execution, delivery and performance by it of such Loan Documents. Borrower has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity whether enforcement is sought in a proceeding in equity or at law.

     (b) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. The Company has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity whether enforcement is sought in a proceeding in equity or at law.

     SECTION 4.3 NO VIOLATION. Neither the execution, delivery or performance by Borrower or the Company of the Loan Documents to which it is a party, nor the compliance by such Person with the terms and provisions thereof nor the consummation of the Transactions, (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents) upon any of the property or assets (including the Properties) of Borrower or the Company (or of any partnership of which such Person is a partner) pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or the Company (or of any partnership of which such Person is a partner) is a party or by which it or any of its property or assets (including the Properties) is bound or to which it may be subject, or (c) will, with respect to Borrower, violate any provisions of its partnership agreement, or (d) will, with respect to the Company, violate any provision of its Certificate of Incorporation or By-Laws.

     SECTION 4.4 LITIGATION. Except as set forth on Schedule 5, there are no actions, suits or proceedings pending or, to the best of Borrower, or the Company's knowledge, threatened with respect to any of the Transactions or Loan Documents, Borrower, the Company, its Subsidiaries, or with respect to the Properties, that could, individually or in the aggregate, result in a Material Adverse Effect. All matters set forth on Schedule 5 do not, individually or in the aggregate, result in a Material Adverse Effect.

     SECTION 4.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC. The financial statements delivered pursuant to Section 5.1 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of Borrower, the Company and the Properties covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. Neither Borrower nor the Company has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading or would affect Borrower or the Company's ability to perform its obligations under this Agreement.

     SECTION 4.6 SOLVENCY. On the Closing Date and after and giving effect to the Transactions, Borrower and the Company will be Solvent.

     SECTION 4.7 MATERIAL ADVERSE CHANGE. Since the date of the most recent audited financial statements delivered pursuant to Section 5.1, there has occurred no event, act or condition, and to the best of Borrower and the Company's knowledge, there is no prospective event or condition which has had, or could have, a Material Adverse Effect.

     SECTION 4.8 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Advance will be used by Borrower only in accordance with the provisions of
Section 2.2. No part of the proceeds of any Advance will be used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

     SECTION 4.9 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

     SECTION 4.10 SECURITY INTERESTS AND LIENS. [Deleted].

     SECTION 4.11 TAX RETURNS AND PAYMENTS. Borrower and the Company have filed all tax returns required to be filed by them for which the filing date has passed and not been extended and have paid all taxes and assessments payable by such Persons which have become due, other than (a) those not yet delinquent or
(b) those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

     SECTION 4.12 ERISA. (a) Neither Borrower, nor the Company has any Employee Benefit Plans other than those listed on Schedule 4. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. As of the Closing Date, the Unfunded Benefit Liabilities do not in the aggregate exceed $500,000. Borrower, the Company and each member of their respective ERISA Controlled Group have complied in all material respects with the requirements of ERISA and the Code and plan documents for each Employee Benefit Plan and Plans and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. Neither Borrower, the Company, nor any member of their respective ERISA Controlled Groups is subject to any present or potential liability or withdrawal liability or annual withdrawal liability payments, which, individually or in the aggregate, could materially adversely affect any of such Persons. To the best knowledge of Borrower, the Company and their respective ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by Borrower, the Company, or any member of their respective ERISA Controlled Group to be, incurred by Borrower, the Company, nor any member of their respective ERISA Controlled Group. Except as otherwise disclosed on
Schedule 4 hereto, none of Borrower, the Company nor, any member of their respective ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401 (a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by Borrower, the Company, or any member of their respective ERISA

Controlled Group to be imposed on the assets of Borrower, the Company, or any member of their respective ERISA Controlled Group. Neither Borrower nor the Company is a party to any collective bargaining agreement. Neither Borrower, the Company nor any of their ERISA Controlled Group has engaged in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code.

     (b) As of the date hereof and throughout the term of this Agreement (i) neither Borrower nor the Company is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower and the assets of the Company do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA.

     (c) As of the date hereof and throughout the term of this Agreement (i) Borrower and the Company are not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Borrower and the Company are not and will not be subject to state statutes applicable to Borrower and the Company regulating investments and fiduciary obligations with respect to governmental plans.

     SECTION 4.13 CLOSING DATE TRANSACTIONS. On the Closing Date and immediately prior to the making of the initial Advance hereunder, the Transactions (other than the making of the Loan) intended to be consummated on the Closing Date will have been consummated in accordance with the terms of the relevant Loan Documents and in accordance with all Applicable Laws. All consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such Transactions have been obtained, given, filed or taken and are or will be in full force and effect.

     SECTION 4.14 REPRESENTATIONS AND WARRANTIES IN LOAN DOCUMENTS. All representations and warranties made by Borrower or the Company in the Loan Documents are true and correct in all material respects.

     SECTION 4.15 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower or the Company in writing to Agent on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the Transactions (the "Furnished Information") is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or the Company in writing to Agent will be, true, accurate and complete in all material respects and will not omit any material fact necessary to make such information (taken as a whole) not misleading on the date as of which such information is dated or furnished. As of the Closing Date, there are no facts, events or conditions directly and specifically affecting Borrower or the Company known to Borrower or the Company and not disclosed to Agent, in the Furnished Information, in the Schedules attached hereto or in the other Loan Documents, which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

     SECTION 4.16 OWNERSHIP OF REAL PROPERTY; LEASES; EXISTING MORTGAGES. Borrower has good and marketable fee simple (or leasehold title pursuant to ground leases delivered to Lender) to all of the Properties and good title to all of its personal property subject to no Liens of any kind except for Permitted Liens. Borrower has delivered to Agent true and complete copies of all leases and any amendments or modifications thereto currently in place for the Properties, and such leases have not been further amended or modified, have not been terminated, and no material defaults have occurred and are continuing under such leases as of the date hereof. As of the date of this Agreement, there are no options or other rights to acquire any of the Properties that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Properties.

     SECTION 4.17 NO DEFAULT. No Default or Event of Default exists under or with respect to any Loan Document. Neither Borrower nor the Company is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect.

     SECTION 4.18 LICENSES, ETC. Borrower has obtained and holds in full force and effect, all material franchises, trademarks, tradenames, copyrights, licenses, permits, certificates, registrations, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Properties and their respective businesses as presently conducted including, without limitation, the maintenance of any licenses or permits, the payment of any fees in connection therewith for the operation of the Properties.

     SECTION 4.19 COMPLIANCE WITH LAW. To the best knowledge of both Borrower and the Company, after due inquiry, Borrower and the Company are in compliance with all Applicable Laws and other laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which could result in a Material Adverse Effect.

     SECTION 4.20 BROKERS. Borrower, the Company, Agent and each Lender hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby (and Borrower and the Company hereby agree to indemnify and save Lenders harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by any Lender as a result of any claim or assertion by any party claiming by, through or under Borrower), that it is entitled to compensation in connection with the financing contemplated hereby and each Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under any Lender that it is entitled to compensation in connection with the financing contemplated hereby.

     SECTION 4.21 JUDGMENTS. There are no judgments, decrees, or orders of any kind against Borrower or the Company unpaid of record which would materially or adversely affect the ability of Borrower, or the Company to comply with its obligations under the Loan or this Agreement in a timely manner. There are no federal tax claims or liens assessed or filed against Borrower, the Company or any related entity, or any principal thereof, and there are no material judgments against Borrower, or the Company unsatisfied of record or docketed in any court of the States in which the Properties are located or in any other court located in the United States and no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against Borrower or the Company, and neither Borrower or the Company has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

     SECTION 4.22 PROPERTY MANAGER. The manager of all of the Borrowing Base Properties is Borrower.

     SECTION 4.23 REIT STATUS. The Company is a "qualified real estate investment trust" as defined in Section 856 of the Code.

     SECTION 4.24 INDEBTEDNESS. All Indebtedness for borrowed money of Borrower and the Company is set forth on Schedule 6.

     SECTION 4.25 SURVIVAL. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness evidenced by the Note has been fully paid and satisfied and Lender have no further commitment to advance funds hereunder. The request for any Advance under this Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representations and warranties are true and correct as of the date of such request, except to the extent any such representation or warranty shall relate solely to an earlier date.

     SECTION 4.26 REPORTABLE TRANSACTION. The Borrower does not intend to treat any Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof."

SECTION 5. AFFIRMATIVE COVENANTS.

     Borrower and the Company covenant and agree that on and after the Closing Date and until the Obligations are paid in full:

     SECTION 5.1 FINANCIAL REPORTS. (a) Borrower and the Company will furnish to
Agent: (i) annual audited consolidated financial statements of Borrower and the Company prepared in accordance with GAAP within 120 days of the end of Borrower and the Company's fiscal year prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), satisfactory to Lender; (ii) within 60 days after the close of each quarterly accounting period in each fiscal year, the consolidated balance sheet of Borrower and the Company as of the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP; (iii) quarterly operating statements (prepared on a basis consistent with that used in the preparation of the GAAP consolidated financial statements of Borrower and the Company) for each Property showing the most recently ended fiscal quarter and the fiscal year to date, and the Net Operating Income for the most recently completed 12 month period, including a comparison with the most recent Annual Operating Budget, within 60 days of the end of each fiscal quarter for the quarterly operating statements, and within 120 days of the end of each fiscal year for the annual operating statements, (iv) copies of all of Borrower and the Company's quarterly and annual filings with the Securities and Exchange Commission and all shareholder reports and letters to Borrower and the Company's partners and shareholders and all other publicly released information promptly after their filing or mailing, and (v) within 60 days of the end of each fiscal quarter, a rent roll for each of the Properties. Borrower and the Company will furnish such additional reports or data as Agent may reasonably request, and Borrower and the Company shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain its books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the GAAP consolidated financial statements of Borrower and the Company. Reports and data requested by Agent from Borrower and the Company shall be provided to Agent no later than 30 days after such request.

     (b) Officer's Certificates. (i) At the time of the delivery of the financial statements under clause (a) above, Borrower and the Company shall provide a certificate of the Company, individually and as the general partner of Borrower that (1) such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and the results of operations of Borrower, the Company and the Properties on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year end adjustments, (2) to its best knowledge that no Default or Event of Default has occurred and is continuing as of the date of such certificate or, if any Default or Event of Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action Borrower and the Company propose to take in respect thereof, (3) that since the date of the prior financial statements delivered pursuant to such clause, no change has occurred in the financial position of Borrower and the Company, which change could result in a Material Adverse Effect, that there has been no change in the Company's tax status as a real estate investment trust as defined under Section 856 of the Code, or Borrower's status as a qualified Company subsidiary and (4) demonstrating compliance with the financial covenants set forth in Sections 5.13, 5.14, 5.15, 5.16, 5.17, 6.5,
6.8 and 6.9 hereof and containing calculations verifying such compliance, in the form of the Advance Worksheet which is Exhibit A-2 to this Agreement.

     (c) Borrowing Base Certificate. A certificate in form attached as Exhibit A shall be delivered at closing, upon any addition or release of a Borrowing Base Property, and upon Agent's request.

     (d) Notice of Default or Litigation. Promptly after Borrower or the Company obtains actual knowledge thereof, Borrower and the Company shall give Lender notice of (i) the occurrence of a Default or any Event of Default, (ii) the occurrence of (x) any event of default under any partnership agreement of Borrower, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the assets of Borrower or the Company or (y) any event of default under any other material agreement to which Borrower or the Company is a party, which, if not cured could result in a Material Adverse Effect, (iii) any litigation or governmental proceeding pending or threatened (in writing) against Borrower or the Company which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 5.1(d) shall be accompanied by a certificate of the Company individually and as general partner of Borrower setting forth the details of the occurrence referred to therein and describing the actions Borrower and the Company propose to take with respect thereto.

     (e) From time to time, Borrower and the Company shall provide such other information and financial documents relating to Borrower and the Company as Lender may reasonably request.

     SECTION 5.2 BOOKS, RECORDS AND INSPECTIONS. Borrower shall, at Borrower and the Company's principal place of business, keep proper books of record and account in which full, true and correct entries shall be made. Borrower and the Company shall permit officers and designated representatives of Agent and any Lender to visit and inspect any of the Properties, and to examine and copy the books of record and account of Borrower, the Company and the Properties (including, without limitation, leases, statements, bills and invoices), discuss the affairs, finances and accounts of Borrower and the Company, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as Agent or any Lender may desire.

     SECTION 5.3 MAINTENANCE OF INSURANCE. [Deleted].

     SECTION 5.4 TAXES. Borrower and the Company shall pay or cause to be paid, when due (i.e., before any penalty or fine could be levied or charged), all taxes, charges and assessments and all other lawful claims required to be paid by Borrower and the Company, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP. Upon request from Agent, Borrower and the Company shall provide evidence to Agent of payment of such taxes, charges, assessments and other lawful claims.

     SECTION 5.5 CORPORATE FRANCHISES; CONDUCT OF BUSINESS. (a) Borrower and the Company shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing in the State of its organization and in each state in which a Property is located, and its respective franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing (other than existence and good standing) could not, individually or in the aggregate, result in a Material Adverse Effect.

     (b) Borrower and the Company shall continue in their present primary businesses of the acquisition, development, ownership and management of free standing retail establishments and retail shopping centers and related ancillary businesses and shall carry on and conduct their businesses in substantially the same manner and substantially the same field of enterprise as they are presently conducted.

     SECTION 5.6 COMPLIANCE WITH LAW. Borrower and the Company shall comply with all Applicable Laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property (including the Properties), except for such laws, rules, statutes, regulations, decrees, orders and restrictions, (a) which Borrower or the Company are contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose Agent, any Lender, Borrower or the Company, to any criminal or civil liability or penalty), or (ii) give rise to a Lien against any of the Property, or (b) the failure to observe which, taken individually or in the aggregate, could not result in a Material Adverse Effect. Borrower and the Company's compliance with this Section shall including, without limitation, the filing of any required prospectus and/or the maintenance of any licenses or permits, the payment of any fees in connection therewith for the operation of the Properties. All Properties shall continue to be operated by Borrower as free standing retail establishments, retail shopping centers or office buildings, as applicable.

     SECTION 5.7 PERFORMANCE OF OBLIGATIONS. Borrower and the Company shall perform all of its obligations under the terms of each debt instrument, lease, undertaking and contract by which it or any of the properties (including the Properties) is bound or to which it is a party.

     SECTION 5.8 STOCK. The Company shall at all times cause its issued and outstanding shares of stock to be listed for trading on a publicly recognized United States based stock exchange.

     SECTION 5.9 MAINTENANCE OF PROPERTIES. Borrower and the Company shall ensure that the Properties are kept in good condition and repair, normal wear and tear and casualty damage in the process of being repaired or restored excepted.

     SECTION 5.10 COMPLIANCE WITH ERISA. (a) Borrower and the Company shall maintain each Employee Benefit Plan and Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable regulations promulgated thereunder. Borrower and the Company shall provide to Lender, within ten (10) days of sending or receipt, copies of all filings or correspondence with the Internal Revenue Service, PBGC, Department of Labor, Plan, Multiemployer Plan or union, regarding any Plan, or regarding or disclosing any liability or potential liability or violation of law under any Employee Benefit Plan.

     (b) Borrower and the Company further covenant and agree to deliver to Agent such certifications or other evidence from time to time throughout the term of this Agreement, as requested by Agent in its sole discretion but no more frequently than annually, that (i) neither Borrower nor the Company is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower and the Company are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true with respect to each of Borrower and the Company:

          (i) Equity interests in Borrower and the Company are publicly offered securities, within the meaning of 29 C.F.R. 2510.3-101(b)(2);

          (ii) Less than 25 percent of each outstanding class of equity interests in Borrower and the Company, respectively, are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-101(f)(2); or

          (iii) Borrower and the Company qualify as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

     (c) Borrower and the Company further covenant and agree to notify Agent within ten (10) days of the date that the certification in this Section 5.10 is no longer true.

     SECTION 5.11 SETTLEMENT/JUDGMENT NOTICE. Borrower and the Company agree that they shall, within ten (10) days after a settlement of any obligation in excess of $100,000 provide written notice to Lender of such settlement together with a certification signed by the Company individually and as general partner of Borrower certifying based upon the most recent quarterly consolidated financial statements of Borrower and the Company, such settlement will not cause Borrower nor the Company to violate the financial covenants set forth in Sections 5.13, 5.14, 5.15 and 5.16 hereof. Borrower and the Company further agree that they shall, within ten (10) days after entry of a final judgment in excess of $100,000 or final judgments in excess of $250,000 in the aggregate during the immediately preceding twelve (12) month period, provide written notice to Agent of such judgment together with a certification signed by the Company individually and as general partner of Borrower certifying based upon the most recent quarterly consolidated financial statements of Borrower and the Company, such judgment will not cause Borrower nor the Company to violate the financial covenants set forth in Sections 5.13, 5.14, 5.15 and 5.16 hereof. Borrower and the Company further agrees that it will provide written notice to Lender after entry of any judgment in excess of $100,000.

     SECTION 5.12 ACCELERATION NOTICE. Borrower and the Company agree that it shall, within ten (10) days after receipt of written notice that any Indebtedness of Borrower and the Company hereof has been accelerated, provide written notice to Agent of such acceleration.

     SECTION 5.13 BORROWING BASE COVENANT. Borrower shall at all times maintain a Borrowing Base, consisting of at least ten (10) Properties that is greater than or equal to the outstanding Loan Amount. To the extent the Borrowing Base Covenant set forth in the preceding clause is not met, then:

     (a) to the extent that the then outstanding principal balance of the Loan exceeds the Borrowing Base, Borrower shall repay, without penalty or premium (other than as provided in Section 2.16), that portion of the outstanding principal balance of the Loan which is in excess of the Borrowing Base within five (5) Business Days of Borrower's receipt of written notice that the Borrowing Base Covenant is no longer satisfied.

     (b) The Available Loan Amount shall not be reduced pursuant to Section 5.13(a) above if (i) Borrower shall provide Lender, within five Business Days of the notice set forth in Section 5.13(a) an additional Borrowing Base Property or Properties such that the Borrowing Base Covenant is met.

     SECTION 5.14 LEVERAGE. Borrower and the Company on a consolidated basis at all times shall maintain Leverage equal to or less than 65%.

     SECTION 5.15 PORTFOLIO DEBT SERVICE COVERAGE. Borrower and the Company on a consolidated basis shall at all times maintain for the most recently ended twelve (12) month period a ratio of EBIDTA to Total Interest Expense equal to or greater than 2.00 to 1.00.


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

     SECTION 5.16 CONSOLIDATED TANGIBLE NET WORTH. Borrower and the Company on a consolidated basis shall at all times on and after date hereof maintain Consolidated Tangible Net Worth of at least $90,000,000, plus 75% of the cash proceeds of any equity offering of the Company, net of underwriting discounts and commissions and other reasonable costs associated therewith.

     SECTION 5.17 FIXED CHARGE COVERAGE. As of the end of each of its fiscal quarters, on a trailing twelve-month basis, the Borrower shall maintain a ratio of (a) Funds from Operations, to (b) the aggregate of Total Debt Service plus preferred dividends, of not less than 1.50 to 1.00.

     SECTION 5.18 MANAGER. Borrower and/or the Company shall at all times remain the property manager of all of the Properties, and shall maintain the exclusive right to sell, finance, and grant mortgages upon and manage the Properties.

     SECTION 5.19 FURTHER ASSURANCES. Borrower and the Company will at their sole cost and expense, at any time and from time to time upon request of Agent take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, deeds of trust, deeds to secure debt, mortgages, security agreements or other instruments which Agent in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including (i) to consummate the transfer or sale of the Loan or any portion thereof, (ii) to preserve, protect and perfect the security intended to be created and preserved in the Properties and (iii) to establish, preserve and protect the security interest of Lender in and to any personal property owned by Borrower and installed in, furnished to or used or intended to be used in connection with any construction in connection with the Properties or the operation thereof.

     SECTION 5.20 REIT STATUS OF THE COMPANY AND BORROWER. The Company shall at all times maintain its status as a "qualified real estate investment trust" under Section 856 of the Code. The Company shall at all times be the sole general partner of Borrower.

     SECTION 5.21 LOAN DOCUMENT COVENANTS. Borrower and the Company shall comply with all of the terms and conditions and covenants in the other Loan Documents.

     SECTION 5.22 APPRAISALS; MARKET STUDIES. [Deleted].

     SECTION 5.23 CONTINUATION OF OWNERSHIP; MANAGEMENT. [Deleted].

     SECTION 5.24 DEVELOPMENT PROPERTIES. [Deleted].

SECTION 6. NEGATIVE COVENANTS.

     Borrower and the Company covenant and agree that on and after the Closing Date until the Obligations are paid in full:

     SECTION 6.1 LIENS. Borrower and Company shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of the Borrowing Base Properties, other than the following (collectively, the "Permitted Liens"):


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

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

     (b) Statutory liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or (i) which are being contested in good faith by appropriate proceedings diligently conducted, and
(ii) with respect to which adequate bonds have been posted or have been insured over by the title insurance company if required to do so by Applicable Law or the terms of the Mortgage; and

     (c) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Borrower and which do not detract materially from the value of any of the Properties to which they attach or impair materially the use thereof by Borrower.

     SECTION 6.2 RESTRICTION ON FUNDAMENTAL CHANGES; DISPOSITION OF PROPERTIES. Without the prior written consent of all of the Lenders, which consent may be withheld in the sole and absolute discretion of the Lenders, Borrower and the Company shall not enter into any merger or consolidation, or sell all or substantially all of their respective assets to any other Person, provided that Borrower or the Company, may merge with another Person if, prior to and after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, and Borrower or the Company is the surviving entity of such merger.

     SECTION 6.3 TRANSACTIONS WITH AFFILIATES. Borrower and the Company shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower or an Affiliate of the Company, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of Borrower or an Affiliate of the Company, and only if such transaction is subject and subordinate to the Loan and Loan Documents on terms acceptable to Agent.

     SECTION 6.4 PLANS. Borrower and the Company shall not, nor shall they permit any member of their respective ERISA Controlled Group to, (i) take any action which would (A) increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $500,000 or (B) result in liability or Contingent Obligation for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or (ii) engage in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code.

     SECTION 6.5 DISTRIBUTIONS. Neither Borrower nor the Company shall declare or make any Distributions (determined on an historic cumulative basis from and after the Closing Date) in excess of an amount equal to 95% of Funds from Operations.

     SECTION 6.6 ADDITIONAL KMART PROPERTIES. [Deleted].


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

     SECTION 6.7 RESTRICTIONS ON SALE OR EXCHANGE OF EQUITY OR DEBT SECURITIES. Neither Borrower nor the Company shall issue, sell or exchange any stock or other equity or debt securities of Borrower or the Company to or with any tenant of Borrower for whatever consideration, or issue, sell or exchange any stock or partnership interests (other than common stock of the Company as currently authorized or Partnership Units of Borrower as currently authorized, which in either case is not limited or preferred as to dividends and distributions) to any Person, without the prior written consent of all of the Lenders, which consent shall not be unreasonably withheld.

     SECTION 6.8 NO UNSECURED INDEBTEDNESS. Neither Borrower nor Company will incur any unsecured Indebtedness, except for Indebtedness that is (i) accounts payable incurred in the ordinary course of business, and (ii) non-recourse debt.

     SECTION 6.9 LIMIT ON SECURED INDEBTEDNESS. Borrower's and Company's secured Indebtedness shall not exceed 45% of Borrower's and Company's total assets as shown on the most recent consolidated financial report to Agent.

SECTION 7. EVENTS OF DEFAULT.

     SECTION 7.1 EVENTS OF DEFAULT. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

     (a) Failure to Make Payments. Borrower shall (i) default in the payment when due of any principal of the Loan or (ii) default in the payment within five
(5) days after the due date of (x) any interest on the Loan or (y) any fees, Transaction Costs or any other amounts owing hereunder; provided, however, that any interest payable with respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

     (b) Breach of Representation or Warranty. Any representation or warranty made by Borrower or the Company herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

     (c) Breach of Covenants.

          (i) Borrower or the Company shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.1, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, or Section 6.

          (ii) Borrower or the Company shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue uncured for thirty (30) days, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower or the Company has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

          (iii) Borrower or the Company shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of any applicable grace period provided therein.

     (d) Default Under Other Agreements. Borrower or the Company shall default beyond any applicable grace period in the payment, performance or observance of any obligation or condition with respect to any Indebtedness including other Indebtedness owed by Borrower to Agent or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity.

     (e) Bankruptcy, etc. (i) Borrower or the Company shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against Borrower or the Company and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or the Company, or Borrower or the Company commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or the Company, or there is commenced against Borrower or the Company any such proceeding which remains undismissed for a period of sixty (60) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower or the Company is adjudicated insolvent or bankrupt; or
(vi) Borrower or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or (vii) Borrower or the Company makes a general assignment for the benefit of creditors; or (viii) Borrower or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) Borrower or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or (x) Borrower or the Company shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action is taken by Borrower or the Company for the purpose of effecting any of the foregoing.

     (f) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or
Section 302 of ERISA, or (iii) Borrower, the Company or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $100,000 on any of Borrower, the Company or any member of their respective ERISA Controlled Group and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iv) Borrower or the Company or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) Borrower or the Company shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan, which notice shall not have been withdrawn within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vii) Borrower, the Company or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (viii) a proceeding shall be instituted against any of Borrower, the Company or any member of their respective ERISA Controlled Group to enforce Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan or Plan which could subject Borrower, the Company or any member of their respective ERISA Controlled Group to any tax, penalty or other liability in excess of $100,000 or the imposition of any lien or security interest on Borrower, the Company or any member of their respective ERISA Controlled Group, or (ix) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, to terminate such Plan, the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, in any event which could result in liability in excess of $100,000 to Borrower, the Company, or any member of any of their ERISA Controlled Group, or (xi) the assets of Borrower or the Company become or are deemed to be assets of an Employee Benefit Plan.

     (g) Judgments. One or more judgments or decrees (i) in an aggregate amount of $100,000 or more are entered against Borrower or the Company in any consecutive twelve (12) month period or (ii) which, with respect to Borrower or the Company, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed (by appeal or otherwise), discharged, paid, bonded or vacated within thirty (30) days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

     (h) Company. The Company fails to remain a publicly-traded real estate investment trust in good standing with the exchange upon which its stock is listed and traded and with the Securities and Exchange Commission.

     (i) First Priority Lien. [Deleted].

     (j) Exchange. The Company shall fail to be listed for trading on a publicly recognized United States based stock exchange.

     (k) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than partial or full release in accordance with the terms thereof, ceases to be in full force or is declared to be null and void or is terminated, or Borrower or the Company denies that it has any further liability under and Loan Documents to which it is a party, or gives notice to such effect.

     (l) Material Adverse Change. Any material adverse change in Borrower or the Company's business or financial conditions, a material adverse change in a material portion of the Properties has occurred or is imminent, if the full performance of any of the Obligations is materially impaired.

     SECTION 7.2 RIGHTS AND REMEDIES. (a) Upon the occurrence of any Event of Default described in Section 7.1(e), the Available Loan Amount and the Maximum Loan Amount shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued fees and other Obligations shall automatically become immediately due and payable, with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and the Company, and the obligation of each Lender to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent and the Lenders may, and upon request of the Required Lenders, Agent for the benefit of the Lenders, shall, by written notice to Borrower (i) declare that the Available Loan Amount and the Maximum Loan Amount are terminated, whereupon the Available Loan Amount, and the Maximum Loan Amount and the obligation of each Lender to make any Advances (or their pro rata share thereof) hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and the Company.

     (b) Agent and any Lender may offset any indebtedness, obligations or liabilities owed to Borrower or the Company against any indebtedness, obligations or liabilities of Borrower and the Company to it.

     (c) Agent and the Lenders may avail themselves of any remedies available under the Loan Documents or at law or equity; and at the direction of the Required Lenders, Agent, on behalf of the Lenders, shall avail itself of any such remedies.

     SECTION 7.3 CROSS DEFAULT. Any Borrower default under the terms of any Indebtedness to any Lender shall constitute an Event of Default under this Agreement, and at the direction of the Required Lenders, Agent, on behalf of the Lenders, shall avail itself of any such remedies.

SECTION 8. THE AGENT; LENDERS; PARTICIPANTS

     SECTION 8.1 APPOINTMENT. Each Lender hereby irrevocably designates, appoints and authorizes Agent and any successor Agent pursuant to Section 8.16 to act as Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the

Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent and any successor Agent pursuant to Section 8.16 to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agents by the terms hereof, together with such powers as are reasonably incidental thereto. Agent agrees to act as the Agent provided in this Agreement. Any action taken by it in such capacity as authorized by this Agreement shall be binding on all of the Lenders.

     SECTION 8.2 ADVANCES AND PAYMENTS. (a) All Advances will be made by Agent on behalf of the Lenders on the requested date of Advance, except that the Pro Rata Share of any Lender which the Agent receives after 1:00 p.m. Detroit time on the requested date of Advance, or at any time after the requested date of Advance, will be disbursed on the Business Day following its receipt. Nothing in this Agreement or any other Loan Document is to be construed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligations to make its Pro Rata Share of Advances or to prejudice any rights that Borrower may have against any Lender as a result of any default by that Lender hereunder.

     (b) In order to minimize transfers between the Agent and each Lender of funds representing the Lender's Pro Rata Share of an Advance, a Borrower payment, or (to the extent that Agent has not been promptly reimbursed by Borrower) other amounts for which the Agent is entitled to Lender reimbursement or indemnification, coincidental transfer and loan account adjustments may be made on a "net" basis. Not later than the Business Day immediately preceding the date of a Base Rate Advance and not later than three (3) Business Days immediately preceding the date of a LIBOR Advance, or not later than the Business Day immediately prior to a date on which Lender reimbursement of the Agent is requested, Agent will advise each Lender by telephone, telex or telecopy as to the purpose and aggregate amount to be disbursed or paid by Agent and the date of Advance or actual anticipated payment date, as the case may be; the amount which is such Lender's Pro Rata Share thereof; and, if in order to cause all loan accounts maintained by Agent for such Lender to conform to its Pro Rata Share of the Loan, the amount which such Lender is requested to remit to Agent will be different, the identity of the loan account(s) requiring adjustment and the nature and amounts due to or from the Lender with respect thereto. All amounts which a Lender is required to remit to Agent will be made available to Agent by transfer of same-day funds to the designated wire account of Agent not later than 1:00 p.m. Detroit time on the date of Advance, as evidenced by a wire transfer number or actual receipt by Agent. Agent will have no liability to Borrower for the failure of any Lender to make an Advance on the date of Advance, and if any date of Advance is on a day when any of the Lenders are not open for business, then each Lender shall transfer to Agent its Pro Rata Share on the next day such Lender is open for business.

     (c) All Loan payments in respect of Advances, interest, fees or expenses incurred by the Lenders and required by Borrower to be reimbursed will be deemed paid when immediately available U.S. currency or its equivalent is paid in the amount required by Borrower to Agent. On the Business Day Agent receives a Borrower payment, Agent will advise each Lender by telephone, telex or telecopy of the aggregate amount and such Lender's Pro Rata Share of amounts actually received by Agent in respect of Advances, interest, fees, or, to the extent that the Lenders previously have remitted to Agent therefor, reimbursements for other amounts for which Agent has required Lender reimbursement or indemnification. Agent will pay to such Lender on the same Business Day, by transfer to such Lender's wire account (as specified by such Lender on Exhibit 8.2 to this Agreement, or as amended by such Lender from time to time after the date hereof) its Pro Rata Share, "netted" as permitted herein, of any such payment received by Agent not later than 1:00 p.m. Detroit time, and otherwise on the next Business Day.

     (d) Any Agent payment to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower, which related payment in fact is not received by Agent, will entitle Agent to recover such amount from the Lender without set-off, counterclaim or deduction of any kind. If Agent determines at any time that an amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. However, if Agent has previously distributed such amount, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind by the Lender.

     SECTION 8.3 AMENDMENTS, CONSENTS AND WAIVERS FOR CERTAIN ACTIONS. (a) Agent is authorized and empowered on behalf of the Lenders to amend or modify in writing any provision of this Agreement or another Loan Document which relates or pertains to the Borrower, or to consent to or waive Borrower's performance of any obligation on any Event of Default, only with the prior written consent of the Required Lenders; provided, however, that if another provision of this Agreement requires the consent of all of the Lenders, any amendment, modification, consent or waiver as to such provision shall require the prior written consent of all of the Lenders. When Agent requests the consent of the Required Lenders or all of the Lenders, as applicable, and does not receive a written consent or denial thereof from any Lender within five (5) Business Days after such Lender's receipt of such request, then Agent shall again request the consent of such Lender, and if Agent does not receive a written consent or denial from such Lender within five (5) days of such Lender's receipt of such second request therefor, then such Lender will be deemed to have denied such consent. Borrower agrees that it will not assert any claim of amendment, modification, consent or waiver which is not in writing, which writing (i) references this Agreement or any other of the other Loan Documents, and (ii) is signed by the Required Lenders. Notwithstanding the foregoing, no amendment or waiver shall change the definition of Required Lenders or amend this Section 8.3, increase the principal amount of the Loan, reduce the stated interest rate or fees provided for in the Loan Documents, postpone the scheduled payment of any principal, interest or fees under the Loan Documents, or modify, amend or waive compliance by Borrower with Sections 5.13, 5.14, 5.15 or 5.16, except as expressly provided for in the Loan Documents, without the consent of all Lenders. Any amendment fee paid by Borrower shall be for the pro-rata benefit of the Lenders.

     (b) In the event Agent requests the consent or approval of any Lender, the Required Lenders or of all of the Lenders pursuant to this Agreement or any other Loan Document or agreement among the Lenders and such consent or approval is not received from the required Lenders, then Agent may, at its option, require the nonconsenting Lender(s) to assign its interest in the Loan to Agent and the other consenting Lenders who wish to participate in the purchase of


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

the nonconsenting Lender's interest in the Loan, or to a replacement Lender designated by Agent (to the extent Agent and the consenting Lenders do not elect to purchase the nonconsenting Lender's interest in the Loan) for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees under Section 2.14(a) and (c) due the nonconsenting Lender, which interest and fees will be paid when collected from Borrower. The nonconsenting Lender shall assign its interest in the Loan to the parties designated by Agent pursuant to Section 8.19(a). Any consenting Lender who wishes to purchase a portion of the nonconsenting Lender's interest in the Loan shall notify Agent of such election within five (5) Business Days of Agent's notice to the consenting Lenders of Agent's election to require the nonconsenting Lender to assign its interest in the Loan as set forth above. The Lenders who elect to purchase a portion of the nonconsenting Lender's interest in the Loan (including Agent, if applicable) shall purchase such interest in proportion to their respective Pro Rata Shares.

     SECTION 8.4 DELEGATION OF DUTIES. The Agent may perform any of its duties hereunder by or through agents or employees and, subject to Sections 8.7 and 8.8 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     SECTION 8.5 NATURE OF AGENT'S DUTIES; INDEPENDENT CREDIT INVESTIGATION. The Agent shall perform its obligations under this Agreement and the other Loan Documents in good faith according to the same standard of care as that customarily exercised by the Agent in administering its own loans. The Agent shall at all times keep accurate books of account reflecting the interests of the Lenders in the Loans. Such books shall be available to the Lenders for inspection during business hours with reasonable notice to the Agent. Except as stated above in this Section 8.5 or as otherwise expressly set forth in this Agreement, the Agent shall have no duties or responsibilities, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Lender expressly acknowledges (i) that the Agent has not made any representations or warranties to them and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or the Company, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial creditworthiness of the Borrower and the Company in connection with this Agreement and the making and continuance of the Loan; and (iii) that, except as expressly provided herein, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with credit or other information with respect thereto, whether coming into its possession before the making of the Loan or at any time or times thereafter.

     SECTION 8.6 ACTIONS IN DISCRETION OF THE AGENT; INSTRUCTIONS FROM THE LENDERS. The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders. No Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or all of the Lenders, or in the absence of such instructions, in the absolute discretion of the Agent.

     SECTION 8.7 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER. The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to reasonable fees and expenses of counsel, incurred by the Agent (a) in connection with costs incurred in connection with the closing of the Loan for the development, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (b) relating to any amendments, waivers or consents requested by the Borrower pursuant to the provisions hereof, and (c) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise or enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (ii) except to the extent the same results from the breach by any Lender of its obligations hereunder, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder. In addition, the Borrower agrees to reimburse and pay the reasonable fees and expenses of the Agent's legal counsel and other consultants and all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to review the books, records and business properties of the Borrower and the Company.

     SECTION 8.8 EXCULPATORY PROVISIONS. Neither Agent nor any of its directors, officers, employees, agents or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith or any other Loan Document, except that Agent shall be liable with respect to its own gross negligence or willful misconduct, (b) be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Document or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Document, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower or the Company, or the existence or possible existence of any Default or Event of Default.

     SECTION 8.9 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY LENDERS. Each Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower or the Company and without limiting the obligation of the Borrower or the Company to do so and to the extent not due to the indemnified party's gross negligence or willful misconduct) in proportion to each Lender's Commitment from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in their capacities as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder. In addition, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower or the Company and without limiting the obligation of the Borrower or the Company to do so) in proportion to each Lender's Commitment, for the reasonable fees and expenses of the Agent's legal counsel and other consultants and all reasonable out-of-pocket expenses of the Agent's agents engaged periodically to review the books, records and business properties of the Borrower or any of the Company.

     SECTION 8.10 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action not expressly authorized hereunder unless it shall first be indemnified to its satisfaction (which indemnification shall be in proportion to each Lender's Commitment) by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 8.11 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actual knowledge of such Default or Event of Default or has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."

     SECTION 8.12 NOTICES AND INFORMATION. The Agent shall promptly send to each Lender (a) a copy of all material written notices, requests or demands received from or given to the Borrower, the Company or any Lender pursuant to the provisions of this Agreement or the other Loan Documents; and (b) a copy of all financial reports and information furnished by the Borrower pursuant to Section
5.1 hereof.

     SECTION 8.13 AGENT AND THE LENDERS IN THEIR INDIVIDUAL CAPACITIES. With respect to their Commitments and Advances made pursuant thereto, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliated entities and each of the Lenders and their respective affiliated entities may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with the Borrower or the Company, as though the Agent or such Lender were not a party to this Agreement. The Lenders acknowledge that Agent has informed them that it has existing credit facilities with the Borrower and the Company, and that such credit facilities may provide for security interests in the collateral and rights of offset against accounts of the Borrower and the Company. Notwithstanding the foregoing, with respect to Agent's loan in the principal amount of $5,000,000 to Borrower,


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

Agent shall not accept any principal repayment of that loan after the occurrence and during the continuance of an Event of Default hereunder without Fifth Third's consent.

     SECTION 8.14 HOLDERS OF NOTES. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any note or notes issued in exchange therefor.

     SECTION 8.15 EQUALIZATION OF LENDERS. The Lenders agree among themselves that, with respect to all amounts received by any Lender for application on any obligation hereunder or under any Note or under any participation thereof, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders in proportion to the outstanding amount of their Commitments, except as otherwise provided in Sections 2.15, 8.7, 8.9,
8.16 and 9.3 hereof. The Lenders receiving any such amount shall purchase for cash from each of the other Lenders an interest in each Lender's portion of the Loans in such amount as shall result in a ratable participation by the Lenders in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender making such purchase.

     SECTION 8.16 RESIGNATION OF AGENT. Agent may resign as Agent, in its sole discretion, without the consent of Borrower or Lender. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If, within thirty (30) days of the Agent's resignation, a successor Agent has not been appointed or such successor has not accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon appointment of a successor Agent, the successor Agent shall succeed to the rights, powers and duties of the Agent hereunder and the retiring Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of the retiring Agent, Borrower or the Lenders. The term Agent shall mean any successor Agent.

     SECTION 8.17 BENEFICIARIES. The provisions of this Section 8 are solely for the benefit of the Agent and the Lenders, and neither Borrower or the Company shall have any right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or the Company.

     SECTION 8.18 AVAILABILITY OF FUNDS. In the event the Agent has not been notified by a Lender prior to the date upon which any disbursement of the Loans is to be made that such Lender does not intend to make available to the Agent such Lender's portion of such disbursement, then the Agent may assume that such Lender has made or will make such proceeds


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

available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such Lender's portion of the disbursement is not in fact made available to the Agent and Agent has advanced such Lender's portion, the Agent shall be entitled to recover such amount on demand from such Lender. In such event, the Agent shall be entitled to all interest accrued thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount at a rate per annum equal to the applicable interest rate under this Agreement.

     SECTION 8.19 FURTHER ASSIGNMENTS AND PARTICIPATION.

     (a) Any Lender may, at its option, assign all or any part of its right, title and interest in the Loan, including, without limitation, all or a portion of its obligation to make Advances, and its interest in the outstanding principal balance of the Loan, to one or more entities (any entity to which an interest in the Loan is assigned, also a "Lender"); notwithstanding the foregoing, any such assignment is subject to Agent's and Borrower's prior written approval, which approval shall not be unreasonably withheld, and shall be in the minimum amount of $5,000,000; and further notwithstanding the foregoing, Agent agrees that it will retain a Commitment of not less than twenty percent (20%) of the Maximum Loan Amount. Such assignment shall not require a modification of any material terms of the Loan Documents. Assigning Lender and each new Lender shall enter into an assignment and assumption agreement (the "Assignment and Assumption") assigning a portion of Lender's rights and obligations under the Loan, and pursuant to which the new Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (a) each new Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender hereunder and thereunder in respect of the Loan (including, without limitation, its Pro Rata Share of Lender's obligations to make Advances hereunder), and (b) Assigning Lender, as lender and secured party shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents. Neither Agent nor any Lender shall be responsible for the obligations of any other Lender. Agent and each Lender shall be liable to Borrower only for their Pro Rata Share of the Loan. If for any reason any of the Lenders shall fail or refuse to abide by their obligations under this Agreement, Agent and the other Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their Pro Rata Share of any Advance on the date set forth for such Advance in the Notice of Borrowing; notwithstanding the foregoing, Agent and the Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Lender's Pro Rata Share of such Advance.

     (b) Borrower and the Company agree that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to a Lender or Participant, within ten (10) business days after requested by Lender, furnish Lender with the certificates required under Section 9.18(a) and (b) and such other information as reasonably requested by any Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.

     (c) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan in minimum amounts of $5,000,000 by Agent or any Lender without Borrower's or the Company's consent (such financial institution or entity, a "Participant") (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant's rights in respect of such participation shall be solely against the Lender, as the case may be, as set forth in the participation agreement executed by and between such Lender and such Participant. The terms of any participation agreement between Lender and its Participant shall not grant the Participant any consent rights except for consent to (i) changes in the interest rate and term of the Loan, (ii) increase in the principal amount of the Loan (except for protective advances and increases made in accordance with Sections 2.18 hereof),
(iii) release of any party liable for repayment of the Loan, and (iv) and any postponement of the scheduled payment of any principal, interest or fees, except as set forth in this Agreement. No participation shall relieve any Lender from its obligations hereunder or under the Note or the Loan Documents and Lender shall remain solely responsible for the performance of its obligations hereunder. The sale of a participation interest pursuant to this paragraph shall not require a modification of any material terms of the Loan Documents.

     SECTION 8.20 CONFIDENTIAL INFORMATION. Notwithstanding the fact that information is given to a Lender is otherwise confidential, it is understood that anything Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure."

SECTION 9. MISCELLANEOUS.

     SECTION 9.1 PAYMENT OF AGENT'S AND LENDER'S EXPENSES, INDEMNITY, ETC. Borrower shall:

     (a) whether or not the Transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, in connection with any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of any outside or special counsel to Agent) and of Agent and Lenders in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Agent and the Lenders);

     (b) pay, and hold Agent, and each Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent, and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Agent or such Lender) to pay such taxes; and

     (c) indemnify Agent and each Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or Controlled by, owning or Controlling, or under common Control or Affiliated with Agent or each Lender (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document, (ii) the breach of any of Borrower's or the Company' s representations and warranties or of any of Borrower's and the Company's Obligations, and (iii) the exercise by Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction) (collectively, "Indemnified Liabilities"). Borrower and the Company further agree that, without Agent's prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee.

     SECTION 9.2 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of telex notice, when sent, answer back received, or, in the case of facsimile notice, when sent, answer back received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower, the Company and Agent, at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto.

If to Agent, as follows:

                      LaSalle Bank Midwest National Association
                      2600 Big Beaver Road, Mail Code MO 900-420
                      Troy, MI 48084


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

                      Attention: Kathleen W. Bozek, Commercial Real Estate Dept.
                      Facsimile: (248) 822-5749

with copies thereof to:

                      Bodman LLP
                      201 West Big Beaver Road, Suite 500
                      Troy, Michigan 48084
                      Attn: David W. Hipp
                      Facsimile: (313) 743-6002

If to Lenders, as follows:

                      Tim Kalil
                      Fifth Third Bank
                      1000 Town Center, Suite 1500
                      MDJTWN-5H
                      Southfield, Michigan 48075
                      Facsimile: (248) 603-0555
and:

                      LaSalle Bank Midwest National Association
                      2600 Big Beaver Road
                      Troy, MI 48084
                      Attention: Kathleen W. Bozek, Mail Code MO 900-420 Commercial Real Estate Dept.
                      Facsimile: (248) 822-5749

If to Borrower or the Company, as follows:

                      Agree Limited Partnership/Agree Realty Corporation 31850 Northwestern Highway
                      Farmington Hills, Michigan 48334
                      Attn: Richard Agree
                      Facsimile: (248) 737-9110


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

With a copy thereof to:

                      Leon M. Schurgin
                      Sommers Schwartz Silver & Schwartz
                      2000 Town Center, Suite 900
                      Southfield, MI 48075
                      Facsimile: (248) 936-2156

     SECTION 9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, the Company, Agent, the Lenders, all future holders of the Note and their respective successors and assigns.

     SECTION 9.4 AMENDMENTS AND WAIVERS. Neither this Agreement, the Note, any other Loan Document to which Borrower or the Company is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived other than in a writing executed by Borrower, the Company and Agent. The parties hereto acknowledge and agree that any amendment, modification approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the terms, provisions and conditions of Section 8.3.

     SECTION 9.5 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower, the Company and Agent or any Lender shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or any Lender would otherwise have. No notice to or demand on Borrower or the Company or in any case shall entitle Borrower or the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or any Lender, to any other or further action in any circumstances without notice or demand.

     SECTION 9.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement shall be deemed to contract entered into pursuant to the laws of the State of Michigan and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Michigan, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the mortgages, the laws of the State where the Property is located shall apply.

     (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Michigan or of the United States of America for the Eastern District of Michigan, and, by execution and delivery of this Agreement, Borrower and the Company hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower and the Company irrevocably consent to the service of process out of any of the aforementioned


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

courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower and the Company at their addresses set forth opposite their signatures below. Borrower and the Company hereby irrevocably waive any objection which they now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to please or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Agent or any Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or the Company in any other jurisdiction.

     SECTION 9.7 BORROWER AND THE COMPANY'S ASSIGNMENT. Neither Borrower nor the Company may assign its rights or obligations hereunder without the prior written consent of Agent.

     SECTION 9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 9.9 EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to Agent.

     SECTION 9.10 HEADINGS DESCRIPTIVE. The heading of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 9.11 RECAPTURE. To the extent Agent or any Lender receives any payment by or on behalf of Borrower or the Company, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or the Company or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower or the Company to Agent and the Lenders as of the date such initial payment, reduction or satisfaction occurred.

     SECTION 9.12 SEVERABILITY. In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 9.13 SURVIVAL. Except as expressly provided to the contrary herein, all indemnities set forth herein including, without limitation, in Sections 2.15 and 9.1 shall survive the execution and delivery of this Agreement, the Note and the Loan Documents and the making and repayment of the Loan hereunder.

     SECTION 9.14 RELEASE OF CLAIMS; LIMITATION OF LIABILITY. In consideration of the Lenders making the Loan, Borrower and the Company do each hereby release and discharge Agent and each Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or the Company have against the Agent and each Lender from the date of Borrower's first contact with Agent up to the date of this Agreement. Borrower and the Company confirm to Agent and the Lenders that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the other Loan Documents and each acknowledge and agree that Agent and each Lender is relying upon this release in extending the Loan to Borrower. No claim may be made by Borrower, the Company, or any other Person against Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and Borrower and the Company hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 9.15 CALCULATIONS; COMPUTATIONS. Except as otherwise expressly provided herein, the financial statements to be furnished to Agent pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5.

     SECTION 9.16 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, THE COMPANY, AGENT AND ALL LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

     SECTION 9.17 NO JOINT VENTURE. Notwithstanding anything to the contrary herein contained, Agent and Lenders by entering into this Agreement or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Borrower or the Company and Borrower and the Company agree to hold Agent and each Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

     SECTION 9.18 ESTOPPEL CERTIFICATES. (a) Borrower and Agent each hereby agree at any time and from time to time upon not less than ten (10) days prior written notice by Borrower or Agent to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying whether this Agreement is unmodified and in full force and effect (or if there have been modifications, whether the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Agent's obligation to deliver the statement pursuant to this Section, that Agent shall receive, together with Borrower's request for such statement, a certificate of the Company individually and as general partner of Borrower stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

     (b) Within five (5) Business Days of Agent's request, Borrower shall execute and deliver a certificate of the Company individually and as general partner of Borrower confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance of each LIBOR Portion and each Base Rate Portion, the interest rate for each Loan Portion, the dates to which all interest has been paid, and the Interest Period for each LIBOR Portion. Such statement shall be binding and conclusive on Borrower and the Company absent manifest error.

     SECTION 9.19 NO OTHER AGREEMENTS. The Loan Documents constitute the entire understanding of the parties with respect to the transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

     SECTION 9.20 CONTROLLING DOCUMENT. In the event of a conflict between the provisions of this Agreement and the other Loan Documents, the provisions of this Agreement shall control and govern the conflicting provisions of the other Loan Documents.

     SECTION 9.21 NO BENEFIT TO THIRD PARTIES. This Agreement is for the sole and exclusive benefit of Borrower, the Company, Agent and Lenders and all conditions of the obligation of Agent and Lenders to make Advances hereunder are imposed solely and exclusively for the benefit of Agent and Lenders and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent and Lenders will refuse to make Advances in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Agent and the Required Lenders at any time if it in their sole discretion deems it advisable to do so. Without limiting the generality of the foregoing, Agent shall not have any duty or obligation to anyone to ascertain that funds advanced hereunder are used as required by the terms hereof or to pay the cost of constructing the improvements on any of the Properties or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                           (SIGNATURE PAGE TO FOLLOW)

                                        AGREE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership


                                        By: AGREE REALTY CORPORATION,
                                            its sole general partner, a Maryland
                                            corporation


                                        By: /s/ Richard Agree
                                            ------------------------------------
                                        Name: Richard Agree
                                        Title: President


                                        AGREE REALTY CORPORATION,
                                        a Maryland corporation


                                        By: /s/ Richard Agree
                                            ------------------------------------
                                        Name: Richard Agree
                                        Title: President


                                        LASALLE BANK MIDWEST NATIONAL
                                        ASSOCIATION,
                                        a national banking association, as Agent and as Lender


                                        By: /s/ Kathleen Bozek
                                            ------------------------------------
                                        Name: Kathleen Bozek
                                        Title: Vice President

                                        Commitment: $30,000,000


                                        FIFTH THIRD BANK,
                                        a Michigan banking corporation, as
                                        Lender


                                        By: /s/ Timothy J. Kalil
                                            ------------------------------------
                                        Name: Timothy J. Kalil
                                        Title: Vice President

                                        Commitment: $20,000,000

                                    SCHEDULES

Schedule 1    Borrowing Base Properties as of closing
Schedule 2    Subsidiaries
Schedule 3    [Deleted]
Schedule 4    Employee Benefit Plans
Schedule 5    Litigation
Schedule 6    Indebtedness

                                    EXHIBITS

Exhibit A-1   Notice of Borrowing
Exhibit A-3   Notice of Voluntary Prepayment
Exhibit C     Notice of Conversion or Continuation
Exhibit 8.2   Lenders' Wire Transfer Instructions

                                   SCHEDULE 1

                     BORROWING BASE PROPERTIES AS OF CLOSING

PROPERTY NAME                  LOCATION       TENANTS TRAILING 12 MONTHS NOI
-------------                  --------       ------------------------------
Ann Arbor Store #1        Ann Arbor, MI       Borders
Big Rapids                Big Rapids, MI      Walgreen's
Borman Center             Roseville, MI       Sam's Club
Boynton Beach             Boynton Beach, FL   Borders
Boynton Beach             Boynton Beach, FL   Circuit City
Bristol & Fenton          Flint, MI           Walgreen's
Eckerd Drug - Albion      Albion, NY          Eckerd Drug
Walgreen - Corunna Road   Flint, MI           Walgreen's
Eckerd Drug - Webster     Webster, NY         Eckerd Drugs
Beecher & Balllenger      Flint, MI           Walgreen's
Midland - Walgreen        Midland, MI         Walgreen's
North Lakeland Plaza      Lakeland, FL        Best Buy, Beall's, Joann's
Canton Township           Canton Twp, MI      Rite Aid
Omaha One 132nd St.       Omaha, NE           Borders
Santa Barbara Borders     Santa Barbara, CA   Border's
Wichita                   Wichita, KS         Borders

TOTAL NOI
DEBT AMOUNT
VALUE (USING 7.5% CAP RATE FOR WALGREEN'S AND 8.5% FOR ALL OTHERS)
LTV
Debt Service (10-year Treasuries + 1.75%, 25 year amortization)*
DSCR

*    Current 10-year Treasuries + 1.75% = 6.41%

                                   SCHEDULE 2

                                  SUBSIDIARIES

Agree - Columbia Crossing Project, L.L.C.
Agree - Milestone Center Project, L.L.C.

Agree Facility No. 1, L.L.C.
Lawrence Store No. 203, L.L.C.

Mt. Pleasant Shopping Center, L.L.C.
Tulsa Store No. 264, L.L.C.

ALPSC Associates, L.L.C.
Oklahoma Store No. 151, L.L.C.

Omaha Store No. 166, L.L.C.
Indianapolis Store No. 16, L.L.C.

Phoenix Drive, L.L.C.
Tulsa Store No. 135, L.L.C.

ACCP Maryland, L.L.C.
AMCP Germantown, L.L.C.

Agree Realty South-East, L.L.C.
Ann Arbor Store No. 1, L.L.C.

Boynton Beach Store No. 150, L.L.C.
Agree Bristol & Fenton Project, L.L.C.

AC Realty Company, L.L.C.

                                   SCHEDULE 3

                                    [DELETED]

                                   SCHEDULE 4

                             EMPLOYEE BENEFIT PLANS

1. Agree Realty Corporation Profit Sharing Plan, dated April 22, 1994 which as of the date hereof, has not been funded

                                   SCHEDULE 5

                                   LITIGATION

NONE

                                   SCHEDULE 6

                                  INDEBTEDNESS

PROPERTY                          LENDER          PRINCIPAL BALANCE
--------                  ---------------------   -----------------
Walgreens -
   Chesterfield Twp, MI     Teachers Insurance       $ 8,973,448
   Grand Blanc, MI             and Annuity
   Pontiac, MI                 Association
   Waterford, MI

Walgreens -
   Petoskey, MI              Nationwide Life         $16,064,103
   Flint, MI                Insurance Company
   Flint, MI
   Rochester, MI
   New Baltimore, MI
   Ypsilanti, MI

Borders,                  Laureate Capital Corp      $ 2,829,901
   Lawrence, KS

Borders,                      CTL Financing          $ 1,045,062
   Indianapolis, IN

Borders Headquarters        Modern Woodman of        $ 6,941,297
   Ann Arbor, MI                 America

Borders -                    Nationwide Life         $13,060,211
   Columbia, MD                 Insurance
   Germantown, MD                Company
   Oklahoma City, OK
   Omaha, NE
                                                     -----------
                                          TOTAL      $48,914,022
                                                     ===========

                                   EXHIBIT A-1

                               NOTICE OF BORROWING
                            AGREE LIMITED PARTNERSHIP

                                                      ____________________, 2006

LaSalle Bank Midwest National Association
2600 West Big Beaver Road
Troy, Michigan 48084

Ladies and Gentlemen:

     We refer to that certain Second Amended Line of Credit Agreement dated as of November 3, 2006, between us, the Lenders and you (the "Loan Agreement"). This certificate is delivered to you pursuant to Section 2.3 of the Loan Agreement as one of the inducements for an Advance in the amount of $_____________, which will bring the total unpaid principal balance of the Loan to $_____________. All capitalized terms used herein shall have the same meanings herein as they have in the Loan Agreement.

     In order to induce you to make this advance, we hereby represent and certify as follows:

     1. No Default or Event of Default has occurred and is continuing under the Loan Agreement, Note, Security Instruments or any other Loan Documents or would result from the proposed Advance or would result from the application of the proceeds therefrom.

     2. Each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date hereof (other than such representations and warranties that by their terms refer to a date other than the date of such Advance).

     3. All provisions of the Loan Agreement will be satisfied after giving effect to the Advance hereby requested, including, without limitation, compliance with the Borrowing Base Covenant.

     The undersigned hereby notifies you (a) that the date of the borrowing shall be ___________________; and (b) [THE ADVANCE SHALL BE A LIBOR PORTION AND THE INTEREST PERIOD SHALL BE A ONE, TWO OR THREE MONTH PERIOD] [THE ADVANCE SHALL BE A BASE RATE PORTION].

                                        AGREE LIMITED PARTNERSHIP


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT A-3

                         NOTICE OF VOLUNTARY PREPAYMENT
                            AGREE LIMITED PARTNERSHIP

LaSalle Bank Midwest National Association
2600 West Big Beaver Road
Troy, Michigan 48084
Attn: Kathy Bozek

Ladies and Gentlemen:

     We refer to that certain Second Amended and Restated Line of Credit Agreement dated as of November 3, 2006, between us, Lenders, and you (the "Loan Agreement"). This certificate is delivered to you pursuant to Section 2.10 of the Loan Agreement. All capitalized terms used herein shall have the same meanings herein as they have in the Loan Agreement.

     The undersigned hereby notifies you that it has elected to prepay $__________ representing the [Base Rate Portion of $____________] [LIBOR Portion of _________ with an Interest Rate of _____________ and an Interest Period ending on _____________]. We hereby acknowledge that we will pay Funding Costs, as applicable.

                                        AGREE LIMITED PARTNERSHIP

                                        By: Agree Realty Corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                      NOTICE OF CONVERSION OR CONTINUATION
                            AGREE LIMITED PARTNERSHIP

                                                       ___________________, 2006

LaSalle Bank Midwest National Association
2600 West Big Beaver Road
Troy, Michigan 48084

Ladies and Gentlemen:

     We refer to that certain Second Amended and Restated Line of Credit Agreement dated as of November 3, 2006, between us and you (the "Loan Agreement"). This certificate is delivered to you pursuant to Section 2.8 of the Loan Agreement. All capitalized terms used herein shall have the same meanings herein as they have in the Loan Agreement.

     In order to induce you to make the [conversion and/or continuation] described herein, we hereby represent and certify as follows:

     1. No Default or Event of Default has occurred and is continuing under the Loan Agreement, Note, Security Instruments or any other Loan Document or would result from the [conversion and/or continuation] described herein.

     2. Each of the representations and warranties set forth in the Loan Agreement, the Note, the Security Instruments and all other Loan Documents are true and correct as of the date hereof (other than such representations and warranties that by their terms refer to a date other than the date of such [conversion and/or continuation]).

     The undersigned hereby requests the following:

               That on [the continuation date] the LIBOR Portion of $__________ be continued as a LIBOR Portion for an additional [one, two, three or six month] Interest Period;

                                       OR

               That on [the conversion date] the LIBOR Portion of $___________ be continued as a LIBOR Portion for an additional [one, two, three or six month] Interest Period;

                                       OR

               That on [the conversion date] the Base-Rate Portion of $___________ be converted to a LIBOR Portion for a [one, two, three or six month] Interest Period;

                                       OR

               That on [the conversion date] the LIBOR Portion of $__________ be converted to a Base Rate Portion.

                                        AGREE LIMITED PARTNERSHIP

                                        By: Agree Realty Corporation, General
                                            Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT 8.2

                       LENDER'S WIRE TRANSFER INSTRUCTIONS

LaSalle Bank Midwest National Association
ABA: 072000805
Account Number: 1378018
ATTN: Agency Services
Ref: Agree Limited Partnership
Contact: Cassandra Hill /phone 248-822-5784/ fax 248-637-5017

[Fifth Third]